Exhibit 10.1

Private & Confidential

DATED JULY 30, 2007
______________________________________________

CAMBRIDGE ANTIBODY TECHNOLOGY LIMITED	(1)

and

DYAX CORP.	(2)

______________________________________________

AMENDED AND RESTATED LICENSE AGREEMENT

______________________________________________

THIS AGREEMENT is made as of July 30, 2007

BETWEEN:

(1)	CAMBRIDGE ANTIBODY TECHNOLOGY LIMITED (Registered in England No. 2451177) whose registered office is at The Milstein Building, Granta Park, Cambridge, Cambridgeshire, CB1 6GH, UK ("CAT").

(2)	DYAX CORP. a corporation organised and existing under the laws of the State of Delaware having its principal place of business at 300 Technology Square, Cambridge, Massachusetts 02139 USA ("Dyax").

BACKGROUND:

(a)
The Parties entered into the Original Agreements; an Amendment Agreement, a Second Amendment Agreement which agreements were consolidated in an Amended and Restated Agreement (as defined below) regarding the use of their respective rights in (b) and (c) below.

(b)
CAT is the owner or exclusive licensee (pursuant to an agreement dated 7 January 1997 between CAT and the Medical Research Council ("MRC")) of the CAT Antibody Phage Display Patents (as defined below).

(c)
Dyax has the right to grant licenses to certain technology described and claimed in US Patent No. 5,223,409 entitled "Directed Evolution of Novel Binding Proteins", US Patent No. 5,403,484 entitled "Viruses Expressing Chimeric Binding Proteins", US Patent No. 5,571,698 entitled "Directed Evolution of Novel Binding Proteins", and other Patent Rights (as defined below).

(d)
By this Agreement the Parties wish to make further changes to the agreement between them including to provide for the supply to CAT by Dyax of the Dyax Antibody Library (as defined below) and the grant of certain rights by Dyax to CAT in relation thereto.

In consideration of the mutual covenants and undertakings set out below, THE PARTIES AGREE as follows:

1.           Definitions

1.1	In this Agreement, the terms defined in this Clause shall have the meanings specified below:

"Abbott Agreement" means the Agreement dated 20 January 1994 between CAT and Knoll AG (now known as Abbott Laboratories Inc) and relating to D2E7.

"Acceptance Fee" means the payment to CAT by Dyax or a Dyax Sublicensee, as appropriate, under Clauses 8.1.1, 8.2.1, and 8.3.1 hereof.

"Additional Diagnostic Licences" means the Dyax Product Licences detailed in Clause 3.7.

"Additional Licence Allocation" means the [*****] Dyax Product Licences in Clause 3.5.

Confidential materials omitted and filed separately with the Securities and Exchange Commission.  Asteriks denote such omission.

"Affiliate" means any company, partnership or other entity which directly or indirectly Controls, is Controlled by or is under common Control with any other entity.

"Affimed License" means that certain Patent Cross-License Agreement dated August 4, 2003 by and between Affimed Therapeutics AG ("Affimed") and Dyax, a redacted copy of which has been provided to CAT.

"Affimed Patent Rights" has the meaning set forth in Schedule 9-A.

"Agreement" means this agreement and any and all Schedules, appendices and other addenda to it as may be amended from time to time in accordance with the provisions of this agreement.

"Amendment Agreement" means the agreement made between CAT and Dyax, dated 3 January 2003, to amend the Original Agreements.

"Amended and Restated Agreement" means the agreement made between CAT and Dyax, dated 21 June 2006.

"Antibody" means a molecule or a gene encoding such a molecule comprising or containing one or more immunoglobulin variable domains or parts of such domains or any existing or future fragments, variants, modifications or derivatives thereof.

"Antibody Diagnostic License Agreement" means the License Agreement between Dyax and CAT dated 31 December 1997 relating to antibody diagnostic products.

"Antibody Library" means any Antibody library constructed using processes which are covered by a claim of an issued and unexpired patent included within the CAT Antibody Phage Display Patents which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.

"Antibody Services" means the provision of research and/or development services for the identification, generation, derivation or development of one or more Antibody Libraries or Antibodies derived therefrom.

"Biosite License" means the license agreement effective March 28, 2002 between Biosite Incorporated ("Biosite") and Dyax, a redacted copy of which has been provided to CAT.

"Biosite Patent Rights" has the meaning set forth in Schedule 9-B.

"Bi-Specific Antibody" means an Antibody directed to two Nominated Targets as described in Clause 4.6.

"Business Day" means a day (other than a Saturday or Sunday) on which the banks are ordinarily open for business in the City of London and the Commonwealth of Massachusetts.

"CAT Antibody Phage Display Patents" means: (a) the patents and patent applications listed in Schedule 1 and any patents issuing from such patent applications, together with any divisions, registrations, confirmations, reissues, extensions, renewals, continuations, continuations-in-part, revalidations, additions, substitutions, renewals or supplementary protection certificates thereof throughout the world; and (b) any Patent Rights which claim or cover any invention or discovery which is developed by CAT or its Affiliates at any time during the term of this Agreement directly related to Antibody phage display or Antibody Services; provided, however, that CAT Antibody Phage Display Patents shall always exclude (i) CAT Diabodies Patent Rights, (ii) any Patent Rights owned or controlled by CAT which claim or cover Catalytic Antibodies, (iii) any Patent Rights owned or controlled by CAT which claim ribosome display technology, (iv) any Patent Rights which claim Single Domain Antibodies, (v) any Patent Rights acquired by CAT after 3 January 2003 from any Third Party for consideration or as a result of CAT's acquisition of or merger with such Third Party, and (vi) any use of the said Patent Rights in the field of Research Products.

"CAT Diabodies Patent Rights" means (a) the Patent Rights entitled "Diabodies – multivalent and multispecific binding proteins, their manufacture and use", PCT/GB93/02492 and (b) the Patent Rights entitled "Retargeting antibodies and diabodies", PCT/GB94/02019.

"CAT Gatekeeping Procedure" means the procedure set out in Schedule 2 which CAT shall carry out in respect of a Nominated Target prior to the grant of any Dyax Product Licence.

"CAT Know-How" means any Confidential Information of CAT which constitutes unpatented know-how, technical and other information related to the subject matter of the CAT Antibody Phage Display Patents as identified in Schedule 3 and as amended from time to time in accordance with Schedule 3;

"CAT Licensable Antibody" means any Antibody (including a Bi–Specific Antibody or a Poly-Specific Antibody) to a Target (a) where such Antibody has been identified, generated, developed, produced or derived by Dyax or a Dyax Sublicensee or its sublicensees and (b) the identification, generation, development, production or derivation of such Antibody uses any of the processes claimed or covered by a claim of an issued and unexpired patent included within the CAT Antibody Phage Display Patents (which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise) or uses the CAT Know-How and (c) which is potentially useful for the development of any Diagnostic Antibody Product and/or any Therapeutic Antibody Product.

"CAT Product" means (a) any preparation for the treatment or prevention of disease, infection, or other condition in humans for any indication which contains, comprises, or the process of development or manufacture of which utilises a Dyax Licensable Antibody or (b) any preparation in the form of a device, compound, kit or service with utility in the diagnosis, prognosis, prediction, or disease management of a disorder for any indication which contains, comprises or the process of development or manufacture of which utilises a Dyax Licensable Antibody.

"CAT Product Licences" means each licence granted to CAT pursuant to Clause 12.

"CAT Site" means the CAT premises described in Clause 11.3.

"CAT Status Report" means the report described in Clause 12.4.

"CAT Sublicensee" means any Third Party to which CAT grants a sublicense in accordance with the terms of this Agreement, under a CAT Product Licence.

"Catalytic Antibodies" means solely those Antibodies which bind to and catalyze the chemical transformation of a substrate and in which an Antibody binding region is involved in said catalysis.

"Commencement Date" means 3 January 2003.

"Commercial Party" shall mean any party, other than an Affiliate of CAT, which has been authorized by CAT to make, have made, use, sell or have sold Licensed Products and (i) to which CAT (or any of its Affiliates), sells, transfers, or otherwise makes available any Licensed Intermediate or (ii) for which CAT (or any of its Affiliates) performs services or provides proprietary information, with respect to any Licensed Intermediate.

"Competent Authority" means any national or local agency, authority, department, inspectorate, minister, ministry official, parliament or public or statutory person (whether autonomous or not) of any government of any country having jurisdiction over either any of the activities contemplated by this Agreement or the Parties including the European Commission, the Court of First Instance and the European Court of Justice.

"Controls" means the ownership, directly or indirectly, of more than fifty percent (50%) of the outstanding equity securities of a corporation which are entitled to vote in the election of directors or a more than fifty percent (50%) interest in the net assets or profits of an entity which is not a corporation.

"Development and Licence Agreement" means the agreement referred to in Clause 8.7 of this Agreement.

"Development Licence" means a licence as described in Clause 10.1.

"Development Licence Option" means the option for CAT to enter into a Development Licence with Dyax for any Dyax Therapeutic Antibody Product as described in Clause 10.1;

"Development Licence Option Notice" means the notice described in Clause 10.2;

"Diagnostic Antibody Product" means any preparation in the form of a device, compound, kit or service with utility in the diagnosis, prognosis, prediction or disease management of a disorder for any indication which contains, comprises or the process of development or manufacture of which utilises a CAT Licensable Antibody.  The term "Diagnostic Antibody Product" shall not include any Research Product.

"Diagnostic Collaboration Licences" means the Dyax Product Licences detailed in Clause 3.6.

"Disclosing Party" means a Party which discloses Confidential Information to the other Party.

"Domantis License" means that certain Cross License Agreement dated April 6, 2006 by and between Domantis Limited ("Domantis") and Dyax, a redacted copy of which has been provided to CAT.

"Domantis Patent Rights" has the meaning set forth in Schedule 9-C.

"Dyax Antibody Library" means Dyax's proprietary phagemid-based Fab libraries and phage-based Fab libraries of human antibody sequences as identified in Schedule 6.

"Dyax Antibody Library Improvements" means the improvements described in Clause 11.7(f).

"Dyax Know-How" means the Confidential Information of Dyax which constitutes unpatented know how, technical and other information related to the subject matter of the Dyax Patent Rights and Dyax Antibody Libraries, as identified in Schedule 6 as updated from time to time in accordance with Clause 11.5.

"Dyax Licensable Antibody" means any Antibody (including a Bi–Specific or Poly- Specific Antibody) to a Target which Antibody has been selected by CAT from the Dyax Antibody Library.

"Dyax Materials" means the materials which comprise or relate to the Dyax Antibody Library as described in Schedule 6 together with any materials which comprise or relate to any improved version of the Dyax Antibody Library and made available to CAT by Dyax in accordance with Clause 11.4.

"Dyax Partner" means (a) any person or entity with whom Dyax has entered into a written agreement for the performance of Antibody Services or other services related to the commercialization of any Product, or (b) any other Third Party to which Dyax is selling or licensing in good faith in accordance with its normal business practice CAT Antibody Libraries or Antibodies derived therefrom; provided, that in no event shall the term "Dyax Partner" include any Third Party which is a bare licensee under the Dyax Patent Rights.

"Dyax Patent Rights" means all Valid Claims of the patents and patent applications listed in Schedule 5, as well as any and all, reissues, reexaminations, renewals and extensions thereof, and any and all continuations, continuations-in-part and divisionals of the applications for such patents in the United States and all counterparts thereto in countries outside the United States but shall not include (i) Valid Claims in US Patent No. 5,233,409 to the extent they cover single chain antibodies, nor (ii) Valid Claims of any continuation, continuation-in-part or divisional applications of the US Patents or any counterparts of the US Patents in countries outside of the United States, that cover particular protein or peptide sequences, or nucleic acids thereof, that bind to a specific biological or molecular target.  Dyax Patent Rights include the Dyax Base Phage Display Patent Rights (the patents and patent applications listed in Schedule 5A) and the Dyax Library-Related Patent Rights (the patents and patent applications listed in Schedule 5B).

"Dyax Product Licence" means each license granted to Dyax pursuant to Clause 5.1.

"Dyax Therapeutic Antibody Product" means any Therapeutic Antibody Product identified, generated or derived by Dyax for itself or its Affiliates but not a Therapeutic Antibody Product identified, generated or derived by Dyax for, or on behalf of, a Third Party.

"Dyax Sublicensee" means any (a) Dyax Partner to which Dyax grants a sublicense in accordance with the terms of this Agreement, and/or (b) any sublicensee of Dyax under a Dyax Product Licence.

"Dyax Target Option Notice" means the notice described in Clause 4.1.

"D2E7" means any Antibody directed against the Target TNF alpha.

"End User" shall mean a person or entity whose use of a product results in its destruction, loss of activity and/or loss of value.

"Exploit" means to make, have made, use, sell or import.

"Extension Fee" means the fee described in Clause 4.2.

"FDA" means the United States Food and Drug Administration, the equivalent Competent Authority in any country of the Territory or any successor bodies thereto.

"Field of Use" means research and development of human or non-human therapeutics and human or non-human in vitro diagnostic or research reagent uses only and not any in vivo diagnostics, purifications or separations, or other industrial purposes.

"First Commercial Sale" means the first commercial sale of (a) any Product, or Other Product by Dyax or a Dyax Sublicensee (or its sublicensee) or (b) any CAT Product by CAT or a CAT Sublicensee  (or its Sublicensee) in each case in any country after grant of a Marketing Authorisation.

"Force Majeure" means any event outside the reasonable control of either Party affecting its ability to perform any of its obligations (other than payment) under this Agreement, including Act of God, fire, flood, lightning, war, revolution, act of terrorism, riot or civil commotion, but excluding strikes, lock-outs or other industrial action, whether of the affected Party's own employees or others, failure of supplies of power, fuel, transport, equipment, raw materials or other goods or services.

"GAAP" means United States generally accepted accounting principles, consistently applied.

"Genentech License" means the license agreement effective September 19, 2002 between Dyax and Genentech, Inc. ("Genentech"), a redacted copy of which has been provided to CAT.

"Genentech Patent Rights" have the meaning set forth in Schedule 9-D.

"IDE" means an Investigational Device Exemption application, as defined in Title 21 of the United States Code of Federal Regulations, filed with the FDA or an equivalent foreign filing.

"IND" means an Investigational New Drug Application, as defined in Title 21 of the United States Code of Federal Regulations, that is required to be filed with the FDA before beginning Phase I Clinical Trials of any Therapeutic Antibody Product in human subjects, or an equivalent foreign filing.

"Initial Licence Allocation" means the [*****] Dyax Product Licences in Clause 3.2, the up to [*****] additional Dyax Product Licences in Clause 3.3, and the up to [*****] additional Dyax Product Licences in Clause 3.4.

"Licensed Intermediate" means any fusion protein (including without limitation any chimeric binding protein), genetic package (including without limitation any virus, spore or cell) or other intermediate compound, or any compound derived form any of the foregoing, that is (i) discovered, made or developed by CAT using a method covered in whole or in part by Dyax Base Phage Display Patent Rights or (ii) is otherwise covered by Dyax Base Phage Display Patent Rights.

"Licensed Product" means any product intended for sale to an End User as a human or non-human therapeutic or in vitro diagnostic or research reagent (and in the case of a diagnostic or research reagent contains one or more antibodies as a binding moiety) that prior to or after December 31, 1997 (the effective date of the Original Agreements) is discovered, made or developed, whether by CAT, its Affiliates or any Commercial Party, using a Licensed Intermediate or a method covered in whole or in part by the Dyax Base Phage Display Patent Rights.

"Major Market" means any one of the following: (i) the United States of America, (ii) any country in Europe which is subject to the Marketing Authorisation procedure of the European Medicines Evaluation Agency, or (iii) Japan.

"Marketing Authorisation" means any approval (including all applicable pricing and governmental reimbursement approvals) required from the FDA or relevant Competent Authority to market and sell a Product in a particular country.

"Net Sales" means, with respect to a Product sold by Dyax, its Affiliate or a Dyax Sublicensee (or its sublicensees) or an Other Product sold by Dyax , its Affiliate or its sublicensee or with respect to a CAT Product sold by CAT, its Affiliate or a CAT Sublicensee (or its sublicensee), the price invoiced by that party to the relevant purchaser (or in the case of a sale or other disposal otherwise than at arm's length, the price which would have been invoiced in a bona fide arm's length contract or sale) but deducting the costs of packing, transport and insurance, customs duties, any credits actually given for returned or defective Products, Other Products, CAT Products, normal trade discounts actually given, and sales taxes, VAT or other similar tax charged on and included in the invoice price to the purchaser.

"Nominated Target" has the meaning set forth in Clause 4.1(a).

"Original Agreements" means the Therapeutic Product License Agreement and the Antibody Diagnostic License Agreement.

"Other Product" has the meaning set forth in Clause 7.1.

"Other Purposes" has the meaning set forth in Clause 7.1.

"Party" means CAT or Dyax.

"Patent Rights" means any patent applications and any patents issuing from such patent applications, author certificates, inventor certificates, utility certificates, improvement patents and models, and certificates of addition and all counterparts of them throughout the Territory, including any divisional applications and patents, filings, renewals, continuations, continuations-in-part, patents of addition, extensions, reissues, substitutions, confirmations, registrations, revalidation and additions of or to any of them, as well as any supplementary protection certificates and equivalent protection rights in respect of any of them.

"Pharmacia Agreement" means the agreement between CAT and Pharmacia P-L Biochemicals Inc. dated 11 September 1991.

"Pharmacia P-L Biochemicals Inc." means Pharmacia P-L Biochemicals Inc (now known as Amersham Biosciences).

"Phase I Clinical Trial" means a human clinical trial in any country that is intended to initially evaluate the safety of an investigational Product in volunteer subjects or patients that would satisfy the requirements of 21 CFR 312.21(a), or its foreign equivalent and may evaluate the Product's therapeutic or antigenic effects.

"Phase II Clinical Trial" means studies in humans of the safety, dose ranging and efficacy of a Product that would satisfy the requirements of 21 CFR 312.21(b).

"Phase III Clinical Trial" means a pivotal human clinical trial in any country the results of which could be used to establish safety and efficacy of a Product as a basis for a marketing application that would satisfy the requirements of 21 CFR 312.21(c).

"Product" means a Diagnostic Antibody Product or a Therapeutic Antibody Product.

"Quarter" means each period of three (3) months ending on March 31, June 30, September 30, or December 31 and "Quarterly" shall be construed accordingly.

"Research Products" means any product in relation to which Pharmacia P-L has an exclusive licence from CAT pursuant to the Pharmacia Agreement.

"Reservation Period" means the period described in Clause 4.2.

"Restatement Date" means the date of this Agreement first written above.

"Second Amendment Agreement" means the agreement to amend the Amendment Agreement made between CAT and Dyax dated 18 September 2003.

"Single Domain Antibodies" means an Antibody containing only a single domain (heavy or light).

"Specified Diagnostic Agreements" means (i) [*****] and (iii) [*****] as such agreements may be amended from time to time.

"Supporting Information" means the information described in Clause 10.3.

"Target" shall mean:

(a)
a polynucleotide sequence corresponding to a sequence identified in a publicly available curated database such as GenBank® by means of an accession number or similar sequence information that uniquely identifies that sequence; together with:

(i)
all variants of the identified sequence in man and other species known and demonstrated to CAT or Dyax (as the case may be) at the time of submission to the CAT Gatekeeping Procedure or to Dyax (as the case may be) to have functional equivalence to (a); and

(ii)	all post-transcriptional material encoded by (a) and (i) (including splice variants); and

(iii)	all post-translational material encoded by such post-transcriptional material; and

(iv)	all multimeric forms of (iii) irrespective of whether homomeric or heteromeric; and

(v)
where any of (iii) or (iv) is known to form a heteromeric complex with one or more non-identical subunits, that heteromeric complex must be identified in its entirety at he time of submission to the CAT Gatekeeping Procedure or to Dyax (as the case may be) using such accession numbers of a publicly available curated database entry as correspond to each of the component subunits; or

(b)	a non-proteinaceous antigen that is uniquely identifiable in a routine manner using publicly available curated databases and/or such other suitable written material as is available.

"Territory" means all countries of the world.

"Therapeutic Antibody Product" means any preparation for the treatment or prevention of disease, infection or other condition in humans for any indication which contains, comprises, or the process of development or manufacture of which utilises, a CAT Licensable Antibody.  The term "Therapeutic Antibody Product" shall not include any Research Product.

"Therapeutic Product License Agreement" means the License Agreement between Dyax and CAT dated 31 December 1997 relating to therapeutic products.

"Third Party" means any entity or person other than Dyax, CAT or their respective Affiliates.

"Updates" means the updates described in Clause 11.5.

"Valid Claim" means a claim of an issued and unexpired patent included within either (i) the CAT Antibody Phage Display Patents which have been licensed to CAT by the MRC; or (ii) the Dyax Patent Rights (as the case may be) which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.

"XOMA Covenant" has the meaning set forth in Clause 11.2(b).

"XOMA License" means that certain Amended and Restated License Agreement dated October 27, 2006 by and between XOMA Ireland Limited ("XOMA") and Dyax, a redacted copy of which has been provided to CAT.

"XOMA Know How" has the meaning set forth in the XOMA License.

"XOMA Patent Rights" has the meaning set forth in Schedule 9-E.

"Year" means initially the period from the Commencement Date to the end of that calendar year, and subsequently a calendar year.

1.2	The headings to clauses are inserted for convenience only and shall not affect the interpretation or construction of this Agreement.

1.3	Words imparting the singular shall include the plural and vice versa. References to persons include an individual, company, corporation, firm or partnership.

1.4
The words and phrases "other", "including" and "in particular" shall not limit the generality of any preceding words or be construed as being limited to the same class as any preceding words where a wider construction is possible.

1.5
References to any statute or statutory provisions of the United Kingdom shall include (i) any subordinate legislation made under it, (ii) any provision which it has superseded or re-enacted (whether with or without modification), and (iii) any provision which subsequently supersedes it or re-enacts it (whether with or without modification. References to any statute or regulation of the United States of America means that statute or regulation as it may be amended, supplemented or otherwise modified from time to time, and any successor statute or regulation.

2.           Amended and Restated Licence Agreement and CAT Patent Licence from Dyax

2.1	This Agreement consolidates and replaces the Original Agreements, the Amendment Agreement the Second Amendment Agreement and the Amended and Restated Agreement.

2.2
Subject to the terms and conditions set out in this Agreement, Dyax grants CAT and its Affiliates a world-wide, non-exclusive, royalty free licence (sub-licensable in accordance with the provisions of Clause 2.4) under the Dyax Base Phage Display Patent Rights (i) to research develop, make, have made, use, import, sell and have sold Licensed Products in the Field of Use, and (ii) to research, develop, make, and use Licensed Intermediates in the Field of Use (a) for sale or transfer to any Commercial Party, or (b) for transfer to any third party who is not permitted by CAT or its Affiliates to commercialize such Licensed Intermediates of any Licensed Product.

2.3
CAT acknowledges that the value of the Dyax Base Phage Display Patent Rights is measured in part by the value of products resulting from any Licensed Intermediate.  CAT agrees, therefore, that it will not sell, transfer, or otherwise make available a Licensed Intermediate to any Commercial Party and will not provide services or proprietary information with respect to any Licensed Intermediate solely within the Field of Use to any Commercial Party, unless such Commercial Party executes an agreement with CAT in which such Commercial Party agrees to use any Licensed Intermediate solely in the Field of Use.

2.4
Subject to Clause 12.3, CAT shall have no right to grant sublicences under the licence to Dyax Base Phage Display Patent Rights granted to CAT in this Clause 2, except CAT may grant a sublicence under the Dyax Base Phage Display Patent Rights to any Third Party to which CAT is licensing, selling or otherwise transferring Antibodies or Antibody Libraries solely for use by such Third Party with the Antibodies (including Antibodies which are supplied to CAT by the Third Party and in relation to which CAT provides services to optimize that Antibody before handing the Antibody back to the Third Party in its optimized form) or Antibody Libraries licensed, sold or otherwise transferred from CAT and solely for the purpose of developing therapeutic Antibody products or diagnostic Antibody products; provided that as a condition to any such sublicense, CAT shall require any such sublicensee to be bound by the terms of this Clause 2 and Clause 16.  For the avoidance of doubt, in no event shall CAT have the right to sublicense the Dyax Base Phage Display Patent Rights to any Third Party which is a bare licensee under the CAT Antibody Phage Display Patents.  Any Third Party which is granted a sublicense under the Dyax Base Phage Display Patent Rights by CAT shall have no right to grant further sublicenses.

2.5
CAT or its sublicensees shall indemnify Dyax and its Affiliates and their directors, officers, employees and agents and their respective successors, heirs and assigns (the "Dyax Indemnitees") against any liability, damage, loss or expense (including attorneys fees and expenses of litigation) incurred by or imposed upon the Dyax Indemnitees or any one of them in connection with any claims, suits, actions, demands or judgments by or in favour of any Third Party concerning any manufacture, use or sale of any Licensed Product or Licensed Intermediate by CAT or its sublicensee.

2.6
In partial consideration for the grant of rights set out above CAT agrees not to enforce against Dyax or its Affiliates the CAT Antibody Phage Display Patents during the term of this Agreement that Dyax or its Affiliates may infringe in practicing the inventions claimed in the Dyax Patent Rights.

3.           Dyax Option for Dyax Product Licences from CAT

3.1	Numbers of Options. In accordance with this Clause 3, CAT grants to Dyax the following options to obtain Dyax Product Licences which may be exercised by Dyax for itself and for Dyax Sublicensees:

(a)
an Initial Licence Allocation of up to [*****] Dyax Product Licences for Therapeutic Antibody Products and/or Diagnostic Antibody Products shall be available from the Commencement Date as set out in Clauses 3.2, 3.3 and 3.4;

(b)
an Additional Licence Allocation of up to [*****] Dyax Product Licences for Therapeutic Antibody Products and Diagnostic Antibody Products shall be available from the Commencement Date as set out in Clause 3.5.

(c)	[*****] Diagnostic Collaboration Licences for Diagnostic Antibody Products shall be available from the Commencement Date as set out in Clause 3.6; and

(d)	[*****] Additional Diagnostic Licences for Diagnostic Antibody Products shall be available from the Commencement Date as set out in Clause 3.7.

3.2
Subject to Clauses 3.3 and 3.4, CAT hereby grants to Dyax the option for Dyax to obtain the following [*****] Dyax Product Licences for both Therapeutic Antibody Products and Diagnostic Antibody Products, which may be exercised by Dyax only on a cumulative basis in accordance with the following schedule:

(a)	[*****] Dyax Product Licences on or before 31 December 2003;

(b)	[*****] additional Dyax Product Licences on or before 31 December 2004;

(c)	[*****] additional Dyax Product Licences on or before 31 December 2005;

(d)	[*****] additional Dyax Product Licences on or before 31 December 2006.

If the option for any particular Dyax Product Licence set out in clauses (a) through (d) above has not been exercised by Dyax by the relevant date, then such unexercised options will be carried over into the next allocation period, and so on; provided that if any option for a Dyax Product Licence in this Clause 3.2 has not been exercised by Dyax on or before 31 December 2017, then the option for such Dyax Product Licence will lapse irrevocably.

3.3
If any option for a Dyax Product Licence under Clause 3.2 is exercised and a Dyax Product Licence is granted to Dyax, then for each Product under any such Dyax Product Licence which enters a Phase III Clinical Trial, CAT hereby grants to Dyax an additional option for one Dyax Product Licence, up to a maximum of [*****] additional Dyax Product Licences under this Clause 3.3; provided that if any option for a Dyax Product Licence granted in this Clause 3.3 has not been exercised by Dyax on or before 31 December 2017, then the option for such Dyax Product Licence will lapse irrevocably.

3.4
If any option for a Dyax Product Licence under Clause 3.2 is exercised and a Dyax Product Licence is granted to Dyax, then for each Product under any such Dyax Product Licence which fails in development or for which Dyax decides to terminate its program of development, CAT hereby grants to Dyax an additional option for one Dyax Product Licence, up to a maximum of [*****] additional Dyax Product Licences under this Clause 3.4; provided that if any option for a Dyax Product Licence granted in this Clause 3.4 has not been exercised by Dyax on or before 31 December 2017, then the option for such Dyax Product Licence will lapse irrevocably.

3.5
In addition to the options for Dyax Product Licences granted by CAT to Dyax in Clauses 3.2 to  3.4, CAT hereby grants to Dyax the option for a total of an additional [*****] Dyax Product Licences for both Diagnostic Antibody Products and Therapeutic Antibody Products to be granted to Dyax; provided that if any option for a Dyax Product Licence in this Clause 3.5 has not been exercised and granted to Dyax on or before 31 December 2017, then the option for such Dyax Product Licence will lapse irrevocably.

3.6
In addition to the options for Dyax Product Licences granted by CAT to Dyax in Clauses 3.2 through 3.5, CAT hereby grants to Dyax the option for a total of an additional [*****] Dyax Product Licences for Diagnostic Antibody Products developed by Dyax under the Specified Diagnostic Agreements (the "Diagnostic Collaboration Licences"); provided that if any option for a Diagnostic Collaboration Licence in this Clause 3.6 has not been exercised by Dyax on or before 31 December 2017, then the option for such Dyax Product Licence will lapse irrevocably.

3.7
In addition to the options for Dyax Product Licences granted by CAT to Dyax in Clauses 3.2 through 3.6, CAT hereby grants to Dyax the option for a total of an additional [*****] Dyax Product Licences for Diagnostic Antibody Products (the "Additional Diagnostic Licences"); provided that if any option for an Additional Diagnostic Licences has not been exercised by Dyax on or before 31 December 2017, then the option for such Dyax Product Licences will lapse irrevocably.

3.8
CAT agrees that, commencing with effect from 3 January 2003, it will not enter into any  agreement or arrangement with any Third Party whereby a field of use under the CAT Antibody Phage Display Patents is exclusively licensed to, reserved for, or otherwise committed to such Third Party.  If CAT does enter into such an agreement or arrangement it will ensure that such agreement or arrangement does not restrict the activities or rights of Dyax (or any potential Dyax Sublicensee or its sublicensee) contemplated by this Agreement.  For the purposes of this Clause, a "field of use" means one or more particular clinical diseases or medical conditions and not one or more uniquely identified Targets.

3.9	Except as set forth in Clause 18, the options granted in this Agreement shall not be assigned or otherwise transferred to any Third Party.

3.10
Prior [*****] and provided that Dyax obtains a Dyax Product Licence for such Product [*****], CAT grants to Dyax, its Affiliates, and Dyax Sublicensees (and their sublicensees) a non-exclusive, royalty free licence in the Territory during the term of this Agreement to use the CAT Antibody Phage Display Patents and the CAT Know-How for the purposes of carrying out research and development activities in relation to identifying CAT Licensable Antibodies or potential Products.

4.           Target Option Notice and Gatekeeping Procedure

4.1
If Dyax wishes to develop and commercialise Diagnostic Antibody Products and/or Therapeutic Antibody Products to a particular Target and provided that Dyax Product Licences are available to Dyax under Clause 3, Dyax may, at any time, in a written notice to CAT (each a "DyaxTarget Option Notice") request that CAT grant Dyax a Dyax Product Licence in relation to such identified Target.  In such Target Option Notice, Dyax will:

(a)	identify the relevant Target against which such CAT Licensable Antibodies are directed ("Nominated Target"); and

(b)	state whether Dyax or the Dyax Sublicensee wishes to develop such CAT Licensable Antibodies as Diagnostic Antibody Products and/or Therapeutic Antibody Products.

4.2
If CAT notifies Dyax that the Nominated Target has passed the CAT Gatekeeping Procedure in accordance with Clause 4.4.1 below, then, unless otherwise notified by Dyax, CAT will reserve such Nominated Target for Dyax and Dyax Sublicensee for a period of [*****] from the date of such CAT notice ("Reservation Period").    Up to and including [*****] Nominated Targets may be reserved in accordance with the following procedure at any time without charge.  For each additional reservation above and beyond [*****] Nominated Targets, Dyax will pay CAT a reservation fee of [*****] for the next [*****] Nominated Targets provided that no more than [*****] Nominated Targets may be reserved at any one time.  Where such a reservation fee is payable by Dyax it will be paid to CAT within 14 days of CAT notifying Dyax that the Nominated Target has passed the CAT Gatekeeping Procedure and will be creditable against any subsequent Acceptance Fee payable by Dyax under a Dyax Product Licence for that Target.  Dyax may, at any time prior to the expiry of the Reservation Period, request in writing that CAT extend the Reservation Period by a period of [*****].  Such request for an extension shall be accompanied by payment of a fee of [*****] (the "Extension Fee").  Upon receipt by CAT of the Extension Fee the Reservation Period for the Nominated Target in question will be so extended.  The Extension Fee will be creditable against any subsequent Acceptance Fee which may become due from Dyax to CAT under the terms of this Agreement in respect of the same Nominated Target.  For the purposes of this Clause 4.2 "reserved for" means that a Dyax Product Licence will continue to be available to Dyax and Dyax Sublicensees during that [*****] month period (or [*****] period if the Reservation Period is extended).  Dyax may not (a) have more than [*****] Nominated Targets reserved at any one time and (b) exercise the right to reserve Nominated Targets pursuant to this Clause in relation to more Targets than there are Dyax Product Licences remaining available at the relevant time pursuant to Clause 3.  In the event that, at any time during which a Nominated Target is reserved for Dyax in accordance with this Clause 4.2, a Third Party request from CAT an exclusive license in respect of the relevant Nominated Target, CAT will promptly notify Dyax in writing.  Dyax will then have a period of [*****] days from the date of CAT's notice to decide whether or not it wishes to take a Dyax Product Licence for that Nominated Target.  If Dyax notifies CAT within that period that it does not wish to take such a Dyax Product Licence or fails to notify CAT at all then such Nominated Target shall no longer be reserved for Dyax and CAT may grant an exclusive license in respect of such Nominated Target to the Third Party.

4.3	Upon receipt of a Dyax Target Option Notice from Dyax under Clause 4.1, CAT shall have [*****] days to make a determination whether the Nominated Target passes CAT's Gatekeeping Procedure. CAT shall:

(a)	[*****]

(b)	[*****]

4.4	Before the expiry of the [*****] referred to in Clause 4.3, CAT shall either;

4.4.1
notify Dyax in writing that the Nominated Target has passed the CAT Gatekeeping Procedure, in which case, subject to the payment of applicable Acceptance Fee set out in Clause 8, grant to Dyax a Dyax Product Licence to Exploit Products against such Nominated Target in the Territory; or

4.4.2
notify Dyax in writing that the Nominated Target has not passed the CAT Gatekeeping Procedure, in which case Dyax shall have no right to obtain a Dyax Product Licence to Exploit Products against such Nominated Target in the Territory.

4.5	CAT agrees that:

(a)	CAT will treat Dyax in the same way as CAT treats its other customers, collaborators and licensees when applying the procedure described in this Clause 4; and

(b)
CAT will only disclose information received by it from Dyax in relation to a Nominated Target to those CAT employees who need to know such information for the purposes of this Clause 4.  Any such information will be deemed to be Confidential Information of Dyax

4.6           In the case where a CAT Licensable Antibody is directed to two Targets (a "Bi-Specific Antibody"), or more than two Targets (a "Poly-Specific Antibody") the Target Option Notice shall identify each relevant Target against which such Bi-Specific Antibody or Poly-Specific Antibody is directed, and each such Target shall be considered a Nominated Target.  If CAT notifies Dyax that each Nominated Target to which such Bi-Specific Antibody or Poly-Specific Antibody is directed has passed the CAT Gatekeeping Procedure, Dyax shall have the right to obtain a Dyax Product Licence with respect to each such Nominated Target; provided however, that such Dyax Product Licence shall be limited so as to allow Dyax to Exploit only Products to such Nominated Targets that comprise or contain the Bi-Specific Antibody or Poly-Specific Antibody, which shall be clearly identified in the Dyax Product Licence.  For the avoidance of doubt, the parties acknowledge that:

(a)
Dyax may obtain a Dyax Product Licence for Therapeutic Antibody Products and Diagnostic Antibody Products containing or comprising such Bi-Specific Antibodies against two Nominated Targets or Poly-Specific Antibodies against more than two Nominated Targets by exercising only one (1) option from among the Initial Licence Allocation under Clauses 3.2 to 3.4 and the Additional Licence Allocation under Clause 3.5;

(b)
in the event that Dyax request that CAT reserve such Nominated Targets for the Reservation Period all such Nominated Targets will count towards the maximum of [*****] Nominated Targets which may be reserved by Dyax at one time pursuant to Clause 4.2; and

(c)	in the event that Dyax request that the Reservation Period for any such Nominated Targets be extended for six (6) months then Dyax will pay an Extension Fee for each such Nominated Target.

5.           Grant of Dyax Product Licence by CAT

5.1
To Dyax.  In the event CAT notifies Dyax under Clause 4.4.1 above that a Nominated Target has passed the CAT Gatekeeping Procedure, then upon receipt by CAT of the applicable Acceptance Fee, CAT agrees to grant and hereby grants to Dyax and its Affiliates a non-exclusive, royalty-bearing license, with the right to sublicense, under the CAT Antibody Phage Display Patents and CAT Know-How to Exploit Products against such Nominated Target in the Territory ("Dyax Product Licence").  Any Dyax Product Licence granted to Dyax shall be consistent with the terms of this Clause 5 and Clauses 6, 8, 9, 17 and 19 of this Agreement and shall be negotiated by the Parties in good faith; provided, however, that the Parties agree that the terms and conditions and the form of any Dyax Product Licence executed after the Effective Date of this Agreement shall be substantially similar to the form attached hereto as Schedule 7.

5.2
The Parties agree that Dyax may obtain a Dyax Product Licence for Therapeutic Antibody Products and Diagnostic Antibody Products against the same Nominated Target by exercising only one (1) option from among the Initial Licence Allocation under Clauses 3.2 to 3.4 and the Additional Licence Allocation under Clause 3.5.

5.3
Nothing herein shall prevent CAT from meeting any obligations it has to Third Parties under any agreements in respect of any Nominated Target for which Dyax submits a Target Option Notice under Clause 4.1 where such Nominated Target is determined by CAT under Clause 4 not to pass the CAT Gatekeeping Procedure, provided that such obligation does not involve any use or disclosure of any Confidential Information belonging to Dyax.

5.4	Dyax must request, and be granted, a Dyax Product Licence;

5.4.1	in relation to a Therapeutic Antibody Product prior to [*****]; or

5.4.2	in relation to a Diagnostic Antibody Product prior to [*****].

For the avoidance of doubt, the parties acknowledge and agree that a Dyax Partner or Dyax Sublicensee may obtain rights under the CAT Antibody Phage Display Patents and CAT Know-How to Exploit Products against a Target in the Territory without obtaining rights under a Product License if such Dyax Partner or Dyax Sublicensee obtains such rights under a written agreement directly with CAT.

5.5
Any Dyax Product Licence which may be granted by CAT to Dyax shall not be effective until the receipt by CAT of the relevant Acceptance Fee, which shall not be refundable or creditable against any other sums which may be payable by Dyax or a Dyax Sublicensee  to CAT pursuant to this Agreement.

5.6	Dyax will, if requested by CAT, inform CAT of the identity of all Dyax Sublicensees (and their sublicensees) in relation to each Dyax Product Licence.

5.7
Dyax (and where relevant each Dyax Sublicensee) will ensure that any sublicensee (to which it sublicences its rights in accordance with the terms of this Agreement) executes a written agreement (a) which requires the sublicensee to abide by the terms of one or more specified Dyax Product Licences or (b) which is consistent with the terms of Clauses 3.10 or 7, and Clauses 4, 5.5, and 5.8 of this Agreement and for the purposes of sublicences relating to Other Products only Clauses 8.4, 8.6, 8.8, 8.9, 8.10 and 9.2 through to 9.7.

5.8
Dyax shall be entitled to sublicense its rights under a Dyax Product Licence to one or more Dyax Sublicensees.  Furthermore, each Dyax Sublicensee may also sublicense to any Third Party and so on provided each such sublicence is granted in accordance with Clause 5.7 above.  [*****].

6.           Terms of the Dyax Product Licences

               Each Dyax Product Licence granted to Dyax by CAT shall include the following terms:

6.1
The Dyax Product Licence shall grant rights under the CAT Antibody Phage Display Patents and CAT Know-How and, for the avoidance of doubt, no rights shall be granted by CAT in any Dyax Product Licence to any CAT Diabodies Patent Rights, and any Patent Rights owned or controlled by CAT which claim Catalytic Antibodies, ribosome display technology, any Patent Rights which claim Single Domain Antibodies and no rights shall be granted by CAT in any Dyax Product Licence under the Antibody Phage Display Patents to Exploit Research Products.

6.2	The Dyax Product Licence shall come into effect upon the date that the Acceptance Fee is paid and the Dyax Product Licence shall be subject to the applicable terms of Clause 8;

6.3
Unless terminated under Clause 6.10, Clause 6.11 or Clause 6.12, the Dyax Product Licence shall continue, on a country-by-country and Product-by-Product basis until the last Valid Claim of the CAT Antibody Phage Display Patents expires, or ten (10) years after First Commercial Sale of such Product in the country of sale, whichever occurs later;

6.4
Dyax and each Dyax Sublicensee (or its sublicensee) shall indemnify CAT and its Affiliates and their directors, officers, employees and agents and their respective successors, heirs and assigns (the "CAT Indemnitees") against any liability, damage, loss or expense (including attorneys fees and expenses of litigation) incurred by or imposed upon the CAT Indemnitees or any one of them in connection with any claims, suits, actions, demands or judgments by or in favour of any Third Party concerning any manufacture, use or sale of any Product by Dyax or such Dyax Sublicensee (or its sublicensee);

6.5
CAT shall not be liable to any Dyax and Dyax Sublicensee (or its sublicensee) in respect of any liability, loss, damage or expense (including attorneys fees and expenses of litigation) incurred or suffered by Dyax and any Dyax Sublicensees (or its sublicensee) in connection with the manufacture, use or sale of any Products by Dyax and Dyax Sublicensees (or its sublicensee);

6.6
CAT provides no warranty or representation from CAT that the CAT Antibody Phage Display Patents are, or will be, valid or that the exercise of the rights granted under the Dyax Product Licence will not result in the infringement of patents of Third Parties;

6.7
Dyax shall notify CAT promptly of any proceedings or applications for revocation of any of the CAT Antibody Phage Display Patents emanating from a Third Party that comes to its notice or if a Third Party takes or threatens to take any proceedings for infringement of any patents of that Third Party by reason of Dyax's use or operation of the CAT Antibody Phage Display Patents or manufacture, use or sale of the Products.  Dyax shall notify CAT promptly of any infringement of the CAT Antibody Phage Display Patents by a Third Party which may come to its attention during the term of the Dyax Product Licence, except Dyax shall have no obligation to so notify CAT with respect to any infringement by an academic or not-for-profit entity which occurs by reason of such entity carrying out research activities provided such activities are, as far as Dyax is aware, not being carried out with a view to commercialising a product or otherwise for profit;

6.8
CAT shall have the sole right and responsibility, at its sole discretion and cost and with reasonable assistance from Dyax, to file, prosecute and maintain the CAT Antibody Phage Display Patents and for the conduct of any lawsuits, claims or proceedings challenging the validity or enforceability thereof including, without limitation, any interference or opposition proceeding relating thereto in all countries.  For the avoidance of doubt, Dyax and Dyax Sublicensees will have the right to conduct any proceedings relating to its Product including any proceedings relating to product liability;

6.9
Dyax and any Dyax Sublicensee may assign the benefit and/or burden of any Dyax Product Licence to any Affiliate or Third Party, provided that such Affiliate or Third Party undertakes to CAT to be bound by the terms of the Dyax Product Licence;

6.10	CAT shall have the right to terminate any Dyax Product Licence in the event that:

6.10.1
Dyax or a Dyax Sublicensee (or its sublicensee) has not filed an IND for a Therapeutic Antibody Product, or a 510(k) or IDE for a Diagnostic Antibody Product within [*****] after the grant of that Dyax Product Licence; provided however, that Dyax shall have the right to extend such period in annual increments by up to [*****], upon the following terms:

First Annual Extension	$[*****]
Second Annual Extension	$[*****]

In order for Dyax to be granted an extension under this Clause 6.10.1, the foregoing amounts must be received by CAT prior to the date of expiration.  All amounts received by CAT under this Clause 6.10.1 will be credited against any milestones and royalties that would otherwise be due to CAT under the terms of the Product License; or

6.10.2
Dyax or a Dyax Sublicensee (or its sublicensee) directly or indirectly opposes or assists any Third Party to oppose the grant of letters patent or any patent application within the CAT Antibody Phage Display Patents, or disputes or directly or indirectly assists any Third Party to dispute the validity of any patent within the CAT Antibody Phage Display Patents or any of the claims thereof.

6.11
In the event that either Party commits a material breach of any of its obligations with respect to a Dyax Product Licence, and such Party fails to remedy that breach within ninety (90) days after receiving written notice thereof from the other Party, that other Party may immediately terminate the Dyax Product Licence upon written notice to the breaching Party.

6.12	Either Party may terminate a Dyax Product Licence in its entirety by giving notice in writing to the other Party if any one or more of the following events happens:

(a)
the other Party has any distress or execution levied on the major portion of its assets (as determined by its balance sheet in accordance with GAAP) which is not paid out within thirty (30) days of its being levied;

(b)
the other Party calls a meeting for the purpose of passing a resolution to wind it up, or such a resolution is passed, or the other Party presents, or has presented, a petition for a winding up order, or presents, or has presented, a petition to appoint an administrator, or has an administrative receiver, or receiver, liquidator or other insolvency practitioner appointed over all or any substantial part of its business, undertaking, property or assets;

(c)
the other Party stops or suspends making payments (whether of principal or interest) with respect to substantially all of its debts or announces an intention to do so or the other Party suspends or ceases to carry on its business;

(d)
a secured lender to the other Party holding a security interest over the major portion of the tangible assets (as determined by its balance sheet in accordance with GAAP) of such other Party takes any steps to obtain possession of the property on which it has security or otherwise to enforce its security; or

(e)
the other Party suffers or undergoes any procedure analogous to any of those specified in Clause 6.12(a) - (d) above or any other procedure available in the country in which the other Party is constituted, established or domiciled against or to an insolvent debtor or available to the creditors of such a debtor.

7.           Grant of Other Licences

7.1
Other Products. CAT hereby grants with effect from 3 January 2003 to Dyax a non-exclusive licence in the Territory, with the right to sublicence, under the CAT Antibody Phage Display Patents and the CAT Know-How for any purpose not already covered by the provisions of this Agreement ("Other Purposes") including to Exploit any product, other than a Therapeutic Antibody Product, Diagnostic Antibody Product or Research Product, whose development, manufacture, use or sale would, absent the license hereunder, infringe Valid Claims of the CAT Antibody Phage Display Patents or utilize the CAT Know-How ("Other Product").  The license granted under this Clause 7.1 shall be subject to the terms and conditions applicable under Clauses 5.6, 5.7, 5.8, 6.1, 6.3 through 6.11, 7.3, 7.4, 7.5, 8.5 through 8.7, 9.2 through 9.7, 15.4(c)-(g) and 19.

7.2
The licence granted in Clause 7.1 does not include any grant by CAT of rights to CAT Diabodies Patent Rights, or Patent Rights owned or controlled by CAT which claim Catalytic Antibodies, or ribosome display technology or Patent Rights which claim Single Domain Antibodies or any use of the said Patent Rights in the field of Research Products.  Dyax's rights under the licence granted in Clause 7.1 are expressly subject to any rights which CAT has granted to any Third Party prior to 3 January 2003 or may grant to any Third Party after 3 January 2003 provided that any rights granted by CAT to any Third Party after 3 January 2003 shall not restrict the freedom of Dyax or Dyax Sublicensees (or their sublicensees) to operate under any agreement entered into by them prior to the date CAT grants such Third Party rights.

7.3
In the event that either Party commits a material breach of any of its obligations with respect to the licence granted in Clause 7.1, and such Party fails to remedy that breach within ninety (90) days after receiving written notice thereof from the other Party, that other Party may immediately terminate the licence upon written notice to the breaching Party.

7.4	Either Party may terminate a licence set out in Clause 7.1 above in its entirety by giving notice in writing to the other Party if any one or more of the following events happens:

(a)
the other Party has any distress or execution levied on the major portion of its assets (as determined by its balance sheet in accordance with GAAP) which is not paid out within thirty (30) days of its being levied;

(b)
the other Party calls a meeting for the purpose of passing a resolution to wind it up, or such a resolution is passed, or the other Party presents, or has presented, a petition for a winding up order, or presents, or has presented, a petition to appoint an administrator, or has an administrative receiver, or receiver, liquidator or other insolvency practitioner appointed over all or any substantial part of its business, undertaking, property or assets;

(c)
the other Party stops or suspends making payments (whether of principal or interest) with respect to substantially all of its debts or announces an intention to do so or the other Party suspends or ceases to carry on its business;

(d)
a secured lender to the other Party holding a security interest over the major portion of the tangible assets (as determined by its balance sheet in accordance with GAAP) of such other Party takes any steps to obtain possession of the property on which it has security or otherwise to enforce its security;

(e)
the other Party suffers or undergoes any procedure analogous to any of those specified in Clause 7.4(a) – (d) above or any other procedure available in the country in which the other Party is constituted, established or domiciled against or to an insolvent debtor or available to the creditors of such a debtor;

8.           Consideration Payable by Dyax

8.1	Initial Licence Allocation for Therapeutic Antibody Products.

8.1.1
With respect to each Dyax Product Licence from the Initial Licence Allocation for Therapeutic Antibody Products for a Nominated Target, Dyax shall pay to CAT the following payments upon achievement of the specified milestones by Dyax or a Dyax Sublicensee (or its sublicensee) for the first Therapeutic Antibody Product directed against such Nominated Target to achieve the relevant milestone:

Acceptance Fee (if not already paid for that Nominated Target pursuant to Clause 8.3.1)	US $[*****]
Initiation of first Phase I Clinical Trial	US $[*****]
Initiation of first Phase III Clinical Trial	US $[*****]
First filing for Marketing Authorisation in one Major Market country	US $[*****]
Marketing Authorisation granted in the United States	US $[*****]

8.1.2
With respect to Dyax Product Licences for a Therapeutic Antibody Product from the Initial Licence Allocation, Dyax shall pay CAT royalties in an amount equal to [*****] of Net Sales of the Therapeutic Antibody Product sold by or on behalf of Dyax or the Dyax Sublicensee.

8.2	Additional Licence Allocation for Therapeutic Antibody Products.

8.2.1
With respect to each Dyax Product Licence from the Additional Licence Allocation set forth in Clause 3.5 for Therapeutic Antibody Products for a Nominated Target, Dyax shall pay to CAT the following payments upon achievement of the specified milestones by Dyax or a Dyax Sublicensee (or its sublicensee) for the first Therapeutic Antibody Product directed against such Nominated Target to achieve the relevant milestone:

Acceptance Fee (if not already paid for that Nominated Target pursuant to Clause 8.3.1)	US $[*****]
Initiation of first Phase I Clinical Trial	US $[*****]
Initiation of first Phase III Clinical Trial	US $[*****]
First filing for Marketing Authorisation in one Major Market country	US $[*****]
First Marketing Authorisation granted in one Major Market country	US $[*****]

8.2.2
With respect to each Dyax Product Licence from the Additional Licence Allocation set forth in Clause 3.5 for Therapeutic Antibody Products, Dyax will pay CAT royalties in an amount equal to [*****] of Net Sales of the Therapeutic Antibody Product sold by or on behalf of Dyax or the Dyax Sublicensee.  Such royalty rate shall apply to the four Dyax Product Licences which CAT and Dyax have already executed before the date of this Agreement and which were taken from the [*****].

8.3	Dyax Product Licences for Diagnostic Products.

8.3.1
With respect to each Dyax Product Licence for Diagnostic Antibody Products, Dyax shall pay to CAT the following payments upon achievement by Dyax or a Dyax Sublicensee (or its sublicensee) of the milestones set out below.  For the avoidance of doubt the milestone payments shall be payable in respect of the first Diagnostic Antibody Product directed against each Nominated Target to achieve the relevant milestone:

Acceptance Fee (if not already paid for that Nominated Target pursuant to Clause 8.1.1 or 8.2.1)	US $[*****]
First filing for Marketing Authorisation in one Major Market country	US $[*****]
Marketing Authorisation granted in each Major Market Country	US $[*****]

8.3.2
Notwithstanding the foregoing, the parties acknowledge and agree that no milestone payments will be payable by Dyax Sublicensee to CAT in respect of Diagnostic Antibody Products developed under the Specified Diagnostic Agreements.

8.3.3
With respect to each Dyax Product Licence for a Diagnostic Antibody Product, Dyax shall pay CAT royalties on a country-by-country basis in an amount equal to [*****] of Net Sales of Diagnostic Antibody Products sold by or on behalf of Dyax or any Dyax Sublicensee.

8.4
Other Products.  With respect to each Other Product developed by Dyax or one of its sublicensees under Clause 7, Dyax or its sublicensee, as the case may be, shall pay CAT royalties on a country-by-country basis in an amount equal to [*****] of Net Sales of each Other Product sold by or on behalf of Dyax or the Dyax Sublicensee in the Territory.

8.5
In addition to the royalty payments in Clause 8.4, and subject to Clause 8.7.3, Dyax will pay to CAT [*****] of all other sums received by Dyax in relation to Other Products or any Other Purposes under sublicense agreements executed after the Commencement Date.  For the avoidance of doubt, the sums payable by Dyax shall include [*****] of any sums that Dyax receives from a sublicensee from any further sublicensing but CAT shall not receive [*****] of the sum actually received by such a sublicensee from such further sublicensing.  Dyax shall be entitled to retain all amounts that it receives from sublicensees in payment for the provision of support services relating to the supply of CAT Antibody Libraries or Antibodies derived therefrom as reasonably calculated based on the use of Full Time Equivalents, machine hours, other comparable cost based measures or any combination of the foregoing.

8.6	For the further avoidance of doubt, Dyax or its sublicensee will retain all non-royalty payments made to Dyax by sublicensees of Other Products under agreements executed prior to 3 January 2003.

8.7
The Parties hereby agree that, notwithstanding any provision of this Agreement (including without limitation Clauses 8.4, 8.5 and 8.6 of this Agreement), with respect to any [*****] used for [*****] that is developed under that certain Development and License Agreement between Dyax and a Third Party dated [*****] (the "Development and License Agreement"), Dyax's sole obligation to CAT is to pay to CAT [*****] of all royalties, milestones and other sums (including any consideration in kind) received by Dyax in relation to such [*****] product, except that Dyax shall not pay to CAT any percentage of Full Time Equivalent based funded research payments received by Dyax under the Development and License Agreement.

8.8	Dyax Antibody Libraries and Funded Discovery Activities.

8.8.1
In respect of any agreements concluded between Dyax and any Dyax Partner before 3 January 2003 under which CAT Antibody Libraries or Antibodies derived therefrom are made available to such Dyax Partner, the Parties agree that: (a) Dyax will retain all amounts (including without limitation all Antibody Library transfer fees) that it receives in payment from such Dyax Partner prior to the grant of a Dyax Product Licence; (b) Dyax will retain all amounts that it receives in payment from such Dyax Partner after the grant of a Dyax Product Licence hereunder, exclusive of any amounts payable on account of such Dyax Partner's obligation to pay any milestone payments or royalties to CAT for any Therapeutic Antibody Product or Diagnostic Antibody Product under the terms of such Dyax Product Licence.

8.8.2
In respect of any agreements concluded between Dyax and any Dyax Partner after 3 January 2003 of this Agreement under which CAT Antibody Libraries or Antibodies derived therefrom are made available to such Dyax Partner, the Parties agree that: (a) Dyax shall be entitled to retain all amounts that it receives from such Dyax Partner in payment for the provision of support services relating to the supply of the CAT Antibody Libraries or Antibodies derived therefrom as reasonably calculated based on the use of Full Time Equivalents, machine hours, other comparable cost-based measures or any combination of the foregoing; and (b) all other amounts (including without limitation all Antibody Library transfer fees) that Dyax receives in payment from such Dyax Partner with respect to development of a Product during the period before the grant of a Dyax Product Licence hereunder will be divided in the proportion [*****] to Dyax and [*****] to CAT.  After the grant of a Dyax Product Licence for a Product CAT shall only be entitled to payments under the Dyax Product Licence for such Product and no further amounts shall be payable under this Clause 8.9.2.

8.8.3	The provisions of this Clause 8.8 shall not apply to Other Products, which shall be handled solely in accordance with Clauses 8.4, 8.5 and 8.6 above.

8.9
All royalties due to CAT under Clauses 8.1.2, 8.2.2, 8.3.2, 8.4 or sums due to CAT in respect of any Other Product or any Other Purpose under Clause 8.5 or any other sums due to CAT under Clause 8.8.2 shall be payable on a country-by-country basis until the last Valid Claim of a CAT Antibody Phage Display Patent expires or ten (10) years from the date of First Commercial Sale of such Product or Other Product or Other Purpose, whichever occurs later.

8.10
Dyax agrees that it will not, without the prior written consent of CAT, receive shares or any other non-cash consideration in return for granting any sublicence to a Dyax Sublicensee.  Dyax will ensure that each Dyax Sublicensee will also not receive any shares or any other non-cash consideration when granting a sublicence pursuant to the terms of its sublicence agreement.

8.11
Dyax shall be free to make CAT Antibody Libraries and Antibodies derived from CAT Antibody Libraries available to any Dyax Sublicensee and the latter will be free to use the foregoing without any further licence from CAT under the CAT Antibody Phage Display Patents; provided that (i) any amounts paid to Dyax from any such Dyax Sublicensee will be dealt with in accordance with Clause 8.5 or 8.8, and (ii) such Dyax Sublicensees will only be able to Exploit any Product derived from such CAT Antibody Libraries or such Antibodies if a Dyax Product Licence has been sublicensed to them by Dyax.

8.12	The Parties agree that any payments already made by Dyax to CAT under the terms of the Amendment Agreement are not affected by the terms of this Agreement.

9.           Provisions relating to Payment of Consideration by Dyax

9.1
All milestone payments shall be paid by Dyax within [*****] days of the applicable milestone being achieved and no milestone payments shall be refundable or creditable against any other sum payable by Dyax hereunder for any reason.

9.2
Dyax shall make the payments due to CAT under Clause 8 above in United States dollars (if Dyax in turn receives payment in dollars) or in pounds sterling (if Dyax in turn receives payment in pound sterling), or Euros (if Dyax in turn receives payment in Euros).  Where Dyax receives payment in a currency other than United States dollars, pounds sterling or Euros, Dyax will convert the relevant sum into pounds sterling (or Euros if Euros have replaced pounds sterling at the time of payment).  Dyax will use the conversion rate reported in the Financial Times two (2) Business Days before the day on which Dyax pays CAT.  Such payment will be made without deduction of exchange, collection or other charges.  All payments will be made at Quarterly intervals.  Within [*****] days of the end of each Quarter after the First Commercial Sale of each Product, or Other Product in any country, Dyax shall prepare a statement which shall show on a country-by-country basis for the previous Quarter Net Sales of each Product, or Other Product by Dyax or its Affiliates and all monies due to CAT based on such Net Sales.  That statement shall include details of Net Sales broken down to show the country of the sales and the total Net Sales by Dyax or its Affiliates in such country and shall be submitted to CAT within such [*****] day period together with remittance of the monies due.  With respect to Net Sales of a Product or Other Product by a Dyax Sublicensee (or its sublicensee) Dyax shall prepare a statement which will include the same information and remit that statement and any monies due within the same period except with regard to any Dyax Sublicensee with which Dyax has a licence agreement relating to the technology of Antibody phage display as of or prior to the Commencement Date where the remittance will be made at Quarterly intervals within [*****] days of the date royalties are due to Dyax from such existing Dyax Sublicensees.  With respect to any other sums received by Dyax in accordance with Clauses 8.5 and 8.7.2 Dyax  shall within [*****] days of the end of the first Quarter in which Dyax receives such sums prepare and submit to CAT a statement, which shall include details of all such sums received by Dyax on a country by country basis in the previous Quarter,  together with remittance of any monies due.

9.3
All payments shall be made free and clear of and without deduction or deferment in respect of any disputes or claims whatsoever and/or as far as is legally possible in respect of any taxes imposed by or under the authority of any government or public authority.  [*****].

9.4
Dyax shall keep and shall procure that its Affiliates and Dyax Sublicensees keep true and accurate records and books of account containing all data necessary for the calculation of the amounts payable by it to CAT pursuant to this Agreement.  Those records and books of account shall be kept for seven (7) years following the end of the Year to which they relate.  Upon CAT's written request, a firm of accountants appointed by agreement between the Parties or, failing such agreement within ten (10) Business Days of the initiation of discussions between them on this point CAT shall have the right to cause an international firm of independent certified public accountants that has not performed auditing or other services for either Party or their Affiliates (or, if applicable, any Dyax Sublicensee with rights to the Product in question) acceptable to Dyax or the Dyax Sublicensee such acceptance not to be unreasonably withheld to inspect such records and books of account.  In particular such firm:

9.4.1
shall be given access to and shall be permitted to examine and copy such books and records of Dyax and its Affiliates and Dyax Sublicensees upon twenty (20) Business Days notice having been given by CAT and at all reasonable times on Business Days for the purpose of certifying that the Net Sales or other relevant sums calculated by Dyax and its Affiliates and Dyax Sublicensees during any Year were reasonably calculated, true and accurate or, if this is not their opinion, certify the Net Sales figure or other relevant sums for such period which in their judgment is true and correct;

9.4.2
prior to any such examination taking place, such firm of accountants shall undertake to Dyax that they shall keep all information and data contained in such books and records, strictly confidential and shall not disclose such information or copies of such books and records to any third person including CAT, but shall only use the same for the purpose of calculations which they need to perform in order to issue the certificate to which this Clause envisages;

9.4.3	any such access examination and certification shall occur no more than once per Year and will not go back over records more than two (2) years old;

9.4.4	Dyax and its Affiliates and Dyax Sublicensees shall make available personnel to answer queries on all books and records required for the purpose of that certification; and

9.4.5	the cost of the accountant shall be the responsibility of Dyax if the certification shows it to have underpaid monies to CAT by more than [*****] and the responsibility of CAT otherwise.

9.5	All payments due to CAT under the terms of this Agreement are expressed to be exclusive of value added tax (VAT) howsoever arising. [*****].

9.6	All payments made to CAT under this Agreement shall be made to the bank account of CAT as notified by CAT to Dyax from time to time.

9.7
If Dyax fails to make any payment to CAT hereunder on the due date for payment, without prejudice to any other right or remedy available to CAT it shall be entitled to charge  Dyax interest (both before and after judgment) of the amount unpaid at the annual rate of LIBOR (London Interbank Offering Rate) plus [*****] calculated on a daily basis until payment in full is made without prejudice to CAT's right to receive payment on the due date.

10.           CAT Development License for Dyax Therapeutic Antibody Products

10.1	Right of First Offer; Development License Option.

10.1.1.
In the event that Dyax undertakes development of any Dyax Therapeutic Antibody Product on its own and then subsequently decides to fully licence-out the further development and commercialisation of such Dyax Therapeutic Antibody Product to a Third Party prior to the filing of the first IND for such Dyax Therapeutic Antibody Product ("Development Licence"), then before granting such license to such Third Party, Dyax shall first offer CAT in writing the option to obtain a license to continue the development and commercialisation of such Dyax Therapeutic Antibody Product in the Territory (a "Development Licence Option").  As used in this Clause 10.1.1, the term "licence-out" shall apply only to Third Party license agreements in which Dyax will not retain any operational control or funding obligations with respect to the ongoing development and commercialisation of such Dyax Therapeutic Antibody Product.

10.1.2.
For the avoidance of doubt, if Dyax decides to licence the further development and commercialisation of any Dyax Therapeutic Antibody Product to a Third Party after the filing of the first IND for such Dyax Therapeutic Antibody Product, it shall give CAT the option to participate in the bidding process for such a licence but Dyax shall have no obligation to offer CAT a Development Licence with respect thereto.

10.2
CAT acknowledges and agrees that, from time to time, the license out by Dyax of a Dyax Therapeutic Antibody Product may be strategically combined with one or more other Dyax Therapeutic Antibody Products or with products and services offered by Dyax, and that in such cases, CAT's Development Licence Option may only be exercised by agreeing to all of the terms relevant to such strategic combination.  If (i) any Development Licence Option offered to CAT contains such a combination; and (ii) CAT and Dyax do not enter into a Development Licence pursuant to such Development Licence Option in accordance with the provisions of Clause 10.5 below; and (iii) Dyax subsequently decide to alter the combination (for example add or take away a product or service) which is to be the subject of the Development Licence, such altered combination must be offered to CAT in accordance with Clause 10.1.1 above and Clauses 10.2 to 10.6 below shall apply.

10.3
The written notification by Dyax to CAT of a Development Licence Option (a "Development Licence Option Notice") shall set out the general terms upon which Dyax is willing to grant a Development Licence, and it shall be accompanied by all reasonable and relevant scientific, regulatory and technical information relating to the Dyax Therapeutic Antibody Product that is the subject of the Development Licence Option Notice (the "Supporting Information") so that CAT can reasonably determine in its sole discretion whether to enter into a Development Licence.

10.4
CAT shall notify Dyax within [*****] days of receipt of the Development Licence Option Notice and all Supporting Information (or such other longer period as the Parties agree) whether or not it wishes to enter into a Development Licence.  If CAT notifies Dyax that it does not wish to enter into a Development Licence, or CAT does not respond to Dyax within the foregoing period, then Dyax shall be free to develop and commercialise the Dyax Therapeutic Antibody Product that was the subject of the Development Licence Option Notice with any Third Party; provided that Dyax shall not enter into such a Development Licence on terms which, taken as a whole, are more favourable to the Third Party then those set out in the Development Licence Option Notice without first offering such more favourable terms to CAT.

10.5
If CAT wishes to enter into a Development Licence, the Parties shall forthwith negotiate the terms of such Development Licence in good faith.  If the Parties acting reasonably and in good faith are unable to agree the heads of terms of the Development Licence within [*****] months of commencing negotiations, then  Dyax shall be free to enter into a Development Licence with any Third Party for the Dyax Therapeutic Antibody that was the subject of the Development Licence Option Notice; provided that Dyax shall not enter into such a Development Licence on terms which, taken as a whole, are more favourable to the Third Party then those set out in the Development Licence Option Notice without first offering such more favourable terms to CAT.

10.6	The provisions of this Clause 10 shall apply to all Dyax Therapeutic Antibody Products.

10.7
For the avoidance of doubt Dyax shall be free to enter into co-development agreements with any Third Party with respect to any Therapeutic Antibody Product without first offering any rights to such product to CAT.  If however any proposed co-development agreement changes in nature during negotiations between Dyax and the relevant Third Party to being one of a licence-out the provisions of 10.1 to 10.5 above will apply.  In addition, if having entered into a co-development agreement with a Third Party with respect to any Therapeutic Antibody Product, such agreement is terminated and Dyax decides to out license the further development and commercialisation of such product, the provisions of Clauses 10.1 to 10.5 above will apply.

11.           Dyax Library Licence

11.1
Dyax grants to CAT and its Affiliates a non-exclusive, non-sublicensable licence to use the Dyax Antibody Library, Dyax Materials, Dyax Know-How and the inventions claimed in the Dyax Patent Rights for the purposes of carrying out research and development activities in relation to identifying Dyax Licensable Antibodies or potential CAT Products from the Dyax Antibody Library.  Such licence shall commence on the date the Dyax Materials are received by CAT pursuant to Clause 11.3 below and continue for a period of [*****].

11.2	Dyax also grants to CAT and its Affiliates the following rights to Third Party intellectual property:

(a)
Affimed Sublicense.   Upon the terms and conditions set forth in Schedule 10-A, CAT shall have a sublicense under the Affimed Patent Rights (the "Affimed Sublicense") for use with the Dyax Antibody Library as permitted by the license granted in Clause 11.1.

(b)
Biosite Sublicense.   Upon the terms and conditions set forth in Schedule 10-B, CAT shall have a sublicense under the Biosite Patent Rights (the "Biosite Sublicense") for use with the Dyax Antibody Library as permitted by the license granted in Clause 11.1.

(c)
Domantis Sublicense.   Upon the terms and conditions set forth in Schedule 10-C, CAT shall have a sublicense under the Domantis Patent Rights and the Domantis Know How (the "Domantis Sublicense") for use with the Dyax Antibody Library as permitted by the license granted in Clause 11.1.

(d)
Genentech Sublicense.   Upon the terms and conditions set forth in Schedule 10-D, CAT shall have a sublicense under the Genentech Patent Rights (the "Genentech Sublicense") for use with the Dyax Antibody Library as permitted by the license granted in Clause 11.1.

(e)
XOMA Covenant.  Upon the terms and conditions set forth in Schedule 10-E,  CAT shall have the benefit of the covenant not to sue conferred pursuant to the XOMA License with regard to infringement of the XOMA Patent Rights or misappropriation of the XOMA Know-How (the "XOMA Covenant") solely to the extent reasonably necessary to permit the use by CAT of the Dyax Antibody Library as permitted by the license granted in Clause 11.1; but the benefit of the covenant shall expressly exclude the use and practice of the XOMA Patent Rights or XOMA Know-How for commercial or industrial manufacture or any activities solely directed to the creation of such manufacturing capabilities.

11.3
As soon as possible following the date of this Agreement Dyax will transfer to CAT at its own expense the Dyax Materials and will disclose the Dyax Know-How to CAT.  Prior to the shipment of the Dyax Materials Dyax and CAT shall agree on appropriate specifications for the shipment and delivery of the Dyax Materials.  Dyax shall be responsible for obtaining all import and export licences and approvals required in order to transfer the Dyax Materials and Dyax Know-How to CAT at its site on Granta Park, Cambridge, England (the "CAT Site").

11.4
Within thirty (30) days after the execution of this Agreement, Dyax shall transfer the Dyax Antibody Libraries (sufficient for [*****] selections), Dyax Materials and Dyax Know-How to CAT for use by CAT and its Affiliates in accordance with the terms and conditions of this Agreement.   Following the[*****], Dyax shall make additional transfers of the Dyax Antibody Libraries at least sufficient for [*****] selections at no additional cost or expense to CAT.

11.5
In the event of any loss of the Dyax Antibody Library by CAT, Dyax will provide CAT with a new copy of the Dyax Materials as soon as possible following such loss, provided that (i) CAT shall not be entitled to request such a new copy more than once in any one hundred and eighty (180) day period, and (ii) CAT shall reimburse Dyax for any reasonable costs incurred in connection with the production and delivery of such Dyax Materials.    On [*****], Dyax shall provide CAT with all material updates and improvements made or controlled by Dyax to the Dyax Antibody Libraries, Dyax Materials and all related Dyax Know-How ("Updates") at no additional cost to CAT and such Updates shall thereafter be deemed to be included in the license granted to CAT under Clause 11.1.

11.6
At CAT's request, Dyax shall provide on-site training to CAT in the use of the Dyax Antibody Libraries and Dyax Materials at mutually acceptable times and locations.  Such training shall be provided by [*****].  Such training shall be provided at no cost to CAT other than Dyax's reasonable, out-of-pocket, invoiced and documented travel, lodging and other similar expenses.  After such [*****] of training, Dyax will provide additional training to CAT at mutually acceptable times and locations at a cost of [*****] per employee per day, plus reimbursement for Dyax's reasonable, out-of-pocket, invoiced and documented travel, lodging and other similar expenses

11.7
CAT acknowledges that its rights with respect to the Dyax Patent Rights, Dyax Antibody Libraries, Dyax Materials or Dyax Know-How are limited to those expressly granted in this Clause 11 and Clause 2.  Each Party agrees that, except as expressly set forth in this Agreement, no other rights or licenses, express or implied, are granted to any patents, Patent Rights,  inventions, trademarks, trade secrets or other intellectual property, or to any materials, information, data or know-how, of the other Party.  Without in any way limiting the scope of the foregoing, CAT also acknowledges and agrees that:

(a)
no rights are granted to CAT by Dyax to use the Dyax Antibody Libraries, Dyax Materials or Dyax Know-How except for the purposes of carrying out research and development activities in relation to identifying Dyax Licensable Antibodies or potential CAT Products;

(b)
the use of the Dyax Antibody Libraries, Dyax Materials, or Dyax Know-How are solely for internal research and development purposes.  CAT shall not transfer the Dyax Antibody Libraries, Dyax Materials, or Dyax Know-How to any Third Party and shall not perform services or enter co-development lead discovery agreements with or on behalf of a Third Party under which any of the Dyax Antibody Libraries, Dyax Materials or Dyax Know-How are utilized;

(c)
Dyax has previously licensed and will continue to license use of the Dyax Antibody Libraries to Third Parties and as such it may be possible that Third Parties may generate the same Antibodies as CAT and therefore have access and rights to the same, and nothing contained in this Agreement shall be deemed to prohibit or restrict Dyax from continuing to supply Dyax Antibody Libraries to Third Parties, or serve as the basis for any claim of liability against Dyax as a result of such activities;

(d)
Dyax has used and will continue to use the Dyax Antibody Libraries and Dyax Patent Rights in connection with Dyax's own internal research and development activities to discover Antibodies and as such it may be possible for Dyax to generate Antibodies or products that are the same or similar to Licensed Antibodies or Products developed by CAT;

(e)	the Dyax Materials that are provided by Dyax to CAT are to be used for research and development purposes only in accordance with Section 11.1; and

(f)
Dyax is and shall remain the owner of the Dyax Antibody Libraries, including without limitation any improvements to the Dyax Antibody Library that are developed by CAT or its Affiliates as a result of exercising the rights granted pursuant to this Agreement ("Dyax Antibody Library Improvements").  CAT shall execute and deliver to Dyax, without charge, irrevocable assignments of its right, title and interest in and to any and all Dyax Antibody Library Improvements and any intellectual property rights thereto to Dyax and shall take all other actions as may reasonably be requested by Dyax to vest in Dyax all right, title and interest in such Dyax Antibody Library Improvements and intellectual property rights.  Dyax shall have the sole right to prepare, file, prosecute, maintain and enforce patent applications and patents arising therefrom claiming inventions made by Dyax or its employees or otherwise relating to the Dyax Antibody Libraries and Dyax Antibody Library Improvements.  CAT shall have a licence to use any Dyax Antibody Library Improvements on the same terms as set out in Clause 11.1 above and in Clause 12.2 below except that, in the case of the licence granted pursuant to Clause 12.2, such licence shall be [*****].

11.8
CAT shall indemnify the Dyax Indemnitees against any liability, damage, loss or expense (including attorneys fees and expenses of litigation) incurred by or imposed upon the Dyax Indemnitees or any one of them in connection with any claims, suits, actions, demands or judgments by or in favour of any Third Party concerning any use by CAT of the Dyax Antibody Library or Dyax Materials.

12.           CAT Option for CAT Product Licences from Dyax

12.1	Number of Options: In accordance with this Clause 12 Dyax grants to CAT and its Affiliates an option to obtain [*****] CAT Product Licences for CAT Products.

12.2
If CAT or its Affiliate wishes to develop and commercialise a CAT Product to a particular Target, CAT may at any time [*****], by written notice to Dyax ("CAT Target Option Notice") require that Dyax grant CAT or its Affiliate a CAT Product Licence in relation to such Target.  Provided that CAT has at least one option remaining from its allocation set out in Clause 12.1 above, Dyax will be deemed to have granted to CAT or its Affiliate a non-exclusive, royalty bearing license, with the right to sublicense under the Dyax Patent Rights and Dyax Know-How to research, develop and Exploit CAT Products against such Target in the Territory ("CAT Product Licence").

12.3
CAT or its Affiliate shall be entitled to sublicense its rights under any CAT Product Licence to one or more CAT Sublicensees.  Furthermore each CAT Sublicensee may also sublicense to any Third Party and so on provided that in each case any sublicensee executes a written agreement (a) which requires sublicensee to abide by the terms of the CAT Product Licence and which (b) is consistent with the terms of Clause 11 of this Agreement, this Clause 12 and Clause 13 below.  CAT (and where relevant each CAT Sublicensee) will be liable for any breach of this Agreement by a sublicense.

12.4
Commencing with the first calendar year following the year in which CAT or its Affiliate has obtained rights under its first CAT Product Licence, CAT will provide to Dyax a brief summary of the status of all outstanding CAT Products with respect to which CAT has obtained rights under a CAT Product Licence ("CATStatus Report").  CAT will prepare and provide to Dyax the CAT Status Report on an annual basis by [*****] of each year, which will summarize the status of each CAT Product in the preceding calendar year.

12.5
Unless terminated under Clause 12.12, Clause 12.13 or Clause 12.14, each CAT Product Licence shall continue, on a country-by-country and CAT Product-by-CAT Product basis until [*****] years after First Commercial Sale of such CAT Product, after which period the licence will become fully paid up.

12.6
CAT and each CAT Sublicensee (or its sublicensee) shall indemnify the Dyax Indemnitees against any liability, damage, loss or expense (including attorneys fees and expenses of litigation) incurred by or imposed upon the Dyax Indemnitees or any one of them in connection with any claims, suits, actions, demands or judgments by or in favour of any Third Party concerning any manufacture, use or sale of any CAT Product by CAT or such CAT Sublicensee (or its sublicensee).

12.7
Dyax shall not be liable to CAT or any CAT Sublicensee (or its sublicensee) in respect of any liability, loss, damage or expense (including attorneys fees and expenses of litigation) incurred or suffered by CAT and any CAT Sublicensee (or its sublicensee) in connection with the manufacture, use or sale of any CAT Products by CAT or such CAT Sublicensee (or its sublicensee).

12.8
No warranty or representation is given by Dyax that the Dyax Patent Rights are, or will be, valid or that the exercise by CAT of the rights granted to CAT by Dyax under this Agreement will result in any Dyax Licensable Antibodies or CAT Products or as a warranty or representation by Dyax that the exploitation of the Dyax Patent Rights, Dyax Antibody Libraries, Dyax Materials or Dyax Know-How any Licensable Antibodies or CAT Product will be free from infringement of patents of third parties.  FURTHERMORE, DYAX DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND WITH REGARD TO THE DYAX PATENT RIGHTS, DYAX ANTIBODY LIBRARIES, DYAX MATERIALS AND DYAX KNOW-HOW, WHETHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ANY WARRANTIES ARISING FROM COURSE OF DEALING OR USAGE OF TRADE OR THE WARRANTY OF NONINFRINGEMENT.

12.9
CAT shall notify Dyax promptly of any proceedings or applications for revocation of any of the Dyax Patent Rights emanating from a Third Party that comes to its notice or if a Third Party takes or threatens to take any proceedings for infringement of any patents of that Third Party by reason of CAT's use or operation of the Dyax Patent Rights or manufacture, use or sale of the CAT Products.  CAT shall notify Dyax  promptly of any infringement of the Dyax Patent Rights by a Third Party which may come to its attention during the term of the CAT Product Licence, except CAT shall have no obligation to so notify Dyax with respect to any infringement by an academic or not-for-profit entity which occurs by reason of such entity carrying out research activities provided such activities are, as far as CAT is aware, not being carried out with a view to commercialising a product or otherwise for profit.

12.10
Dyax shall have the sole right and responsibility, at its sole discretion and cost and with reasonable assistance from CAT, to file, prosecute and maintain the Dyax Patent Rights and for the conduct of any lawsuits, claims or proceedings challenging the validity or enforceability thereof including, without limitation, any interference or opposition proceeding relating thereto in all countries.  For the avoidance of doubt, CAT and CAT Sublicensee (or its sublicensee) will have the right to conduct any proceedings relating to a CAT Product including any proceedings relating to product liability.

12.11
CAT and any CAT Sublicensee (or its sublicensee) may assign the benefit and/or burden of any CAT Product Licence to any Affiliate or Third Party, provided that such Affiliate or Third Party undertakes to Dyax to be bound by the terms of the CAT Product Licence.

12.12
Dyax shall have the right to terminate any CAT Product Licence in the event CAT or a CAT Sublicensee (or its sublicensee) directly or indirectly opposes or assists any Third Party to oppose the grant of letters patent or any patent application within the Dyax Patent Rights, or disputes or directly or indirectly assists any Third Party to dispute the validity of any patent within the Dyax Patent Rights or any of the claims thereof.

12.13
In the event that either Party commits a material breach of any of its obligations with respect to a CAT Product Licence, and such Party fails to remedy that breach within [*****] after receiving written notice thereof from the other Party, that other Party may immediately terminate the CAT Product Licence upon written notice to the breaching Party.

12.14	Either Party may terminate a CAT Product Licence in its entirety by giving notice in writing to the other Party if any one or more of the following events happens:

(a)
the other Party has any distress or execution levied on the major portion of its assets (as determined by its balance sheet in accordance with GAAP) which is not paid out within [*****] days of its being levied;

(b)
the other Party calls a meeting for the purpose of passing a resolution to wind it up, or such a resolution is passed, or the other Party presents, or has presented, a petition for a winding up order, or presents, or has presented, a petition to appoint an administrator, or has an administrative receiver, or receiver, liquidator or other insolvency practitioner appointed over all or any substantial part of its business, undertaking, property or assets;

(c)
the other Party stops or suspends making payments (whether of principal or interest) with respect to substantially all of its debts or announces an intention to do so or the other Party suspends or ceases to carry on its business;

(d)
a secured lender to the other Party holding a security interest over the major portion of the tangible assets (as determined by its balance sheet in accordance with GAAP) of such other Party takes any steps to obtain possession of the property on which it has security or otherwise to enforce its security; or

(e)
the other Party suffers or undergoes any procedure analogous to any of those specified in Clause 12.14(a) - (d) above or any other procedure available in the country in which the other Party is constituted, established or domiciled against or to an insolvent debtor or available to the creditors of such a debtor.

13.           Sums Payable by CAT

13.1	CAT will have no obligation whatsoever to make any payments to Dyax for the rights granted to CAT under Clause 2 above including by way of royalty, milestone, payment of maintenance fee.

13.2
Without prejudice to Clause 13.1 above, Dyax agrees that CAT will have no obligations whatsoever to make any payments (whether by way of royalty, milestone or otherwise) to Dyax for any reason in relation to the sums CAT may have received or will receive in respect of the D2E7 product developed by CAT under the Abbott Agreement or any agreement which replaces or amends the Abbott Agreement in the future.  Dyax, on behalf of itself and its assigns and successors (each a "Dyax Entity"), hereby releases and forever discharges CAT, its Affiliates, assignees, successors and licensees and predecessors and any directors and officers of the foregoing (each a "CAT Entity") from any and all actions, courses of action, claims, demands, damages and expenses and any other thing in law, equity or otherwise whether now known or unknown or which have ever existed, now exist or which may exist in the future which any Dyax Entity may have against any CAT Entity arising out of or relating to any agreements, events or conduct relating to the D2E7 product developed by CAT under the Abbott Agreement.

13.3
CAT will pay to Dyax a royalty of [*****] on Net Sales of CAT Products by CAT, its Affiliates or a CAT Sublicensee (or its sublicensees).  All royalties due to Dyax under this Clause 13.3 shall be payable on a country by country basis for [*****] years from the date of First Commercial Sale of such CAT Product.

13.4
CAT shall make the payments due to Dyax under this Clause 13 in United States dollars (if CAT in turn receives payment in dollars) or in pounds sterling (if CAT in turn receives payment in pound sterling), or Euros (if CAT in turn receives payment in Euros).  Where CAT receives payment in a currency other than United States dollars, pounds sterling or Euros, CAT will convert the relevant sum into pounds sterling (or Euros if Euros have replaced pounds sterling at the time of payment).  CAT will use the conversion rate reported in the Financial Times [*****] Business Days before the day on which CAT pays Dyax.  Such payment will be made without deduction of exchange, collection or other charges.  All payments will be made at Quarterly intervals.  Within [*****] days of the end of each Quarter after the First Commercial Sale of each CAT Product, in any country, CAT shall prepare a statement which shall show on a country-by-country basis for the previous Quarter Net Sales of each CAT Product, by CAT or its Affiliates and all monies due to Dyax based on such Net Sales.  That statement shall include details of Net Sales broken down to show the country of the sales and the total Net Sales by CAT or its Affiliates in such country and shall be submitted to Dyax within such [*****] day period together with remittance of the monies due.  With respect to Net Sales of a Product, by a CAT Sublicensee (or its sublicensee) CAT shall prepare a statement which will include the same information and remit that statement and any monies due within the same period.

13.5
All payments shall be made free and clear of and without deduction or deferment in respect of any disputes or claims whatsoever and/or as far as is legally possible in respect of any taxes imposed by or under the authority of any government or public authority.  Any tax (other than VAT) which CAT is required to pay or withhold with respect of the payments to be made to Dyax hereunder shall be deducted from the amount otherwise due provided that, in regard to any such deduction, CAT shall give Dyax such assistance, which shall include the provision of such documentation as may be required by any revenue authority and other revenue services, as may reasonably be necessary to enable Dyax to claim exemption therefrom or obtain a repayment thereof or a reduction thereof and shall upon request provide such additional documentation from time to time as is needed to confirm the payment of tax.  If by law, regulation or fiscal policy of a particular country, a remittance of royalties in the currency stipulated in Clause 13.5 above, as the case may be, is restricted or forbidden, notice thereof will be promptly given to Dyax, and payment of the royalty shall be made by the deposit thereof in local currency to the credit of Dyax in a recognized banking institution designated by Dyax or its Affiliates.  When in any country a law or regulation that prohibits both the transmittal and deposit of such payments ceases to be in effect, all royalties that CAT would have been under obligation to transmit or deposit but for the prohibition, shall forthwith be deposited or transmitted promptly to the extent allowable.

13.6
CAT shall keep and shall procure that its Affiliates and CAT Sublicensees keep true and accurate records and books of account containing all data necessary for the calculation of the amounts payable by it to Dyax pursuant to this Agreement.  Those records and books of account shall be kept for [*****] years following the end of the Year to which they relate.  Upon Dyax's written request, a firm of accountants appointed by agreement between the Parties or, failing such agreement within [*****] Business Days of the initiation of discussions between them on this point Dyax shall have the right to cause an international firm of independent certified public accountants that has not performed auditing or other services for either Party or their Affiliates (or, if applicable, any CAT Sublicensee with rights to the CAT Product in question) acceptable to CAT or the CAT Sublicensee such acceptance not to be unreasonably withheld to inspect such records and books of account.  In particular such firm:

13.6.1
shall be given access to and shall be permitted to examine and copy such books and records of CAT and its Affiliates and CAT Sublicensees upon [*****] Business Days notice having been given by Dyax and at all reasonable times on Business Days for the purpose of certifying that the Net Sales or other relevant sums calculated by CAT and its Affiliates and CAT Sublicensees during any Year were reasonably calculated, true and accurate or, if this is not their opinion, certify the Net Sales figure or other relevant sums for such period which in their judgment is true and correct;

13.6.2
prior to any such examination taking place, such firm of accountants shall undertake to CAT that they shall keep all information and data contained in such books and records, strictly confidential and shall not disclose such information or copies of such books and records to any third person including Dyax, but shall only use the same for the purpose of calculations which they need to perform in order to issue the certificate to which this Clause envisages;

13.6.3	any such access examination and certification shall occur no more than once per Year and will not go back over records more than [*****] years old;

13.6.4	CAT and its Affiliates and CAT Sublicensee shall make available personnel to answer queries on all books and records required for the purpose of that certification; and

13.6.5	the cost of the accountant shall be the responsibility of CAT if the certification shows it to have underpaid monies to Dyax by more than [*****] and the responsibility of Dyax otherwise.

13.7
All payments due to Dyax under the terms of this Agreement are expressed to be exclusive of value added tax (VAT) howsoever arising.  If Dyax is required to charge VAT on any such payment, Dyax will notify CAT.  CAT will then use all commercially reasonable endeavours to obtain a VAT registration as soon as reasonably possible in order to allow it to reclaim any VAT so chargeable.  If CAT does obtain a VAT registration then VAT will be added to any relevant payment at the applicable rate.  If having used all commercially reasonable endeavours CAT is not able to reclaim the VAT (in whole or in part) the parties agree that the amount of any VAT payable will be shared between them equally.

13.8	All payments made to Dyax under this Agreement shall be made to the bank account of Dyax as notified by Dyax to CAT from time to time.

13.9
If CAT fails to make any payment to Dyax hereunder on the due date for payment, without prejudice to any other right or remedy available to Dyax it shall be entitled to charge  CAT interest (both before and after judgment) of the amount unpaid at the annual rate of LIBOR (London Interbank Offering Rate) plus [*****] calculated on a daily basis until payment in full is made without prejudice to Dyax's right to receive payment on the due date.

14.           Representations and Warranties

14.1	Each Party represents, warrants, undertakes and agrees for the benefit of the other Party that:

14.1.1	it has full power to enter into and perform this Agreement;

14.1.2	so far as it is aware the execution and delivery of this Agreement and the performance of and compliance with its terms and provisions will not:

(a)	conflict with or result in a breach of, or constitute a default under, any agreement or instrument to which it is a party or by which it is bound or with its memorandum and articles of association;

(b)	conflict with or result in a breach of any law, regulation or order of any court;

14.2	CAT represents, warrants and undertakes for the benefit of Dyax as at 3 January 2003:

14.2.1	CAT has provided to Dyax a complete and accurate description of CAT's Gatekeeping Procedure;

14.2.2	CAT will keep the agreement between it and the Medical Research Council dated 7 January 1997 in force;

14.2.3
the patents and applications listed in Schedule 1 are all the Patent Rights relating to the technology of Antibody phage display owned or controlled by CAT (including Patent Rights sublicensed by CAT from the Medical Research Council), except as specifically excluded in this Agreement.  If CAT has inadvertently excluded any such Patent Right from Schedule 1, such omission shall not be considered a breach of this representation and warranty but rather any missing Patent Right shall be deemed to be so included in Schedule 1;

14.3	Dyax represents, warrants and undertakes for the benefit of CAT that:

14.3.1
  as at 31 December 1997 it possessed the exclusive right, title and interest in and to the Dyax Patent Rights and that it had the full legal right and power to enter into the obligations and grant the rights and licences set forth in this Agreement;

14.3.2
as at the date of this Agreement the patents and applications listed in Schedule 5 are all the Patent Rights relating to the technology of creating and using the Dyax Antibody Library owned or controlled by Dyax, except as specifically excluded in this Agreement.  If Dyax has inadvertently excluded any such Patent Right from Schedule 5, such omission shall not be considered a breach of this representation and warranty but rather any missing Patent Right shall be deemed to be so included in Schedule 5; and

14.3.3
as at the date of this Agreement neither Dyax nor any Dyax Affiliate has received any written notice or other communication from a Third Party alleging that the practice of the Dyax Patent Rights infringes the rights of such Third Party.

14.4	Nothing in this Agreement shall be construed as:

14.4.1	a warranty or representation by Dyax or CAT as to the validity or scope of any patent included within any Patent Rights licensed pursuant to this Agreement.

14.4.2
a warranty or representation that the exploitation of any Patent Rights or the manufacture, use or sale of a Licensed Intermediate or a Licensed Products or a Product, or Other Product  is or will be free from infringement of patents of Third Parties;

14.4.3	an obligation of either Party to bring or prosecute actions or suits against Third Parties for infringement;

14.4.4	an obligation of CAT or Dyax to maintain any patent or to continue to prosecute any patent application included within the Patent Rights licensed pursuant to this Agreement in any country;

14.4.5	creating any agency, partnership, joint venture or similar relationship between CAT and Dyax ; or

14.4.6
conferring by implication, estoppel or otherwise any license, immunity or right under any patent of Dyax or CAT other than those specified in the Dyax Patent Rights or the CAT Antibody Phage Display Patent Rights.

15.           Duration and Termination

15.1	The options granted by CAT in Clause 3 will continue until (a) 31 December 2017; or (b) the termination of this Agreement in accordance with Clause 15.3 below.

15.2
The term of this Agreement shall commence upon the Restatement Date save for those provisions which are expressed to have an effect from the Commencement Date (in which case the relevant term will be deemed to have commenced as of the Commencement Date and be subject to the remaining terms of this Agreement) and shall terminate upon (a) the last-to-expire of claims of an issued and unexpired patent within the CAT Antibody Phage Display Patents or the Dyax Patent Rights (as the case may be) (which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise) or (b) the date upon which no payments are due to CAT under Clause 8 of this Agreement and no payments are due to Dyax under Clause 13 of this Agreement, whichever event occurs last.

15.3	Either Party may terminate this Agreement in its entirety by giving notice in writing to the other Party if any one or more of the following events happens:

(a)	the other Party commits a material breach of any of its obligations under this Agreement which is incapable of remedy;

(b)
the other Party fails to remedy, where it is capable of remedy, or persists in any breach of any of its obligations under this Agreement after having been required in writing to remedy or desist from such breach within a period of ninety (90) days;

(c)
the other Party has any distress or execution levied on the major portion of its assets (as determined by its balance sheet in accordance with GAAP) which is not paid out within thirty (30) days of its being levied;

(d)
the other Party calls a meeting for the purpose of passing a resolution to wind it up, or such a resolution is passed, or the other Party presents, or has presented, a petition for a winding up order, or presents, or has presented, a petition to appoint an administrator, or has an administrative receiver, or receiver, liquidator or other insolvency practitioner appointed over all or any substantial part of its business, undertaking, property or assets;

(e)
the other Party stops or suspends making payments (whether of principal or interest) with respect to substantially all of its debts or announces an intention to do so or the other Party suspends or ceases to carry on its business;

(f)
a secured lender to the other Party holding a security interest over the major portion of the tangible assets (as determined by its balance sheet in accordance with GAAP) of such other Party takes any steps to obtain possession of the property on which it has security or otherwise to enforce its security;

(g)
the other Party suffers or undergoes any procedure analogous to any of those specified in Clause 15.3(c) - (f) above or any other procedure available in the country in which the other Party is constituted, established or domiciled against or to an insolvent debtor or available to the creditors of such a debtor;

15.4	Upon termination of this Agreement for any reason whatsoever:

(a)	the relationship of the Parties hereunder shall cease save as (and to the extent) expressly provided for in this Clause 15.4;

(b)	any unexercised options for Dyax Product Licences granted to Dyax under this Agreement shall terminate;

(c)	any unexercised options for CAT Product Licences granted to CAT under this Agreement shall terminate;

(d)
any Dyax Product Licence granted to Dyax before the date of termination shall continue and the Parties will continue to be bound by the terms of this Agreement in relation to any such Dyax Product Licences;

(e)
any CAT Product Licence granted to CAT before the date of termination shall continue and the Parties will continue to be bound by the terms of this Agreement in relation to any such CAT Product Licences;

(f)
the licence granted to Dyax for Other Purposes shall continue with respect to any Other Products commercialised prior to the date of termination of this Agreement and the Parties will continue to be bound by the terms of this Agreement in relation to any such Other Product;

(g)
any sublicences granted by Dyax in accordance with the terms of this Agreement will continue in force provided that such sublicensees are not in breach of the relevant sublicence and that each sublicensee agrees to enter into a direct agreement with CAT upon the terms of this Agreement;

(h)
the Parties acknowledge and agree that Dyax Sublicensees, as well as sublicensees of the foregoing to the extent permitted under this Agreement, each derive independent and significant value from the agreements set forth herein and may rely thereon and to that extent only shall each have the right to enforce the provisions of Clause 15.4 (g) of this Agreement and be a third party beneficiary for that purpose only;

(i)
Dyax shall immediately return or procure to be returned to CAT at such place as it directs and at the expense of Dyax (or if CAT so requires by notice to Dyax in writing, destroy) all CAT Know-How together with all copies of such CAT Know-How in its possession or under its control;

(j)
CAT shall immediately return or procure to be returned to Dyax at such place as it directs and at the expense of CAT (or if Dyax so requires by notice to CAT in writing, destroy) all Dyax Antibody Libraries, Dyax Materials and Dyax Know-How together with all copies, where applicable, in its possession or under its control;

(k)
the rights of any Commercial Party shall not be affected by the termination or expiration of this Agreement provided that the Commercial Party continues to perform the obligations of CAT pursuant to Clause 2.  CAT's rights and obligations, with respect to Licensed Products developed using the Dyax Base Phage Display Patent Rights, or developed as a result of Licensed Intermediates, during the term of this Agreement will survive termination or expiration of this Agreement;

(l)
any sublicences granted by CAT with respect to the rights granted to CAT under Clause 2 of this Agreement will continue in force provided that such sublicensees are not in breach of the relevant sublicence and that each sublicensee agrees to enter into a direct agreement with Dyax upon the terms of this Agreement;

(m)
the Parties acknowledge and agree that CAT sublicensees each derive independent and significant value from the agreements set forth herein and may rely thereon and to that extent only shall each have the right to enforce the provisions of Clause 15.4 (l) of this Agreement and be a third party beneficiary for that purpose only;

16.           Confidentiality and Publicity

16.1	With respect to any confidential information received from the other Party ("Confidential Information"), each Party undertakes and agrees to:

16.1.1	only use the Confidential Information for the purposes envisaged under this Agreement and not to use the same for any other purpose whatsoever;

16.1.2
ensure that only those of its officers and employees who are directly concerned with the carrying of this Agreement have access to the Confidential Information on a strictly "need to know" basis and are informed of the secret and confidential nature of it;

16.1.3
keep the Confidential Information secret, confidential, safe and secure and shall not directly or indirectly disclose or permit to be disclosed the same to any Third Party, including any consultants or other advisors, without the prior written consent of the disclosing party except to the extent disclosure is necessary in connection with its use as envisaged under this Agreement;

16.1.4	ensure that the Confidential Information will not be covered by any lien or other encumbrance in any way; and

16.1.5
not copy, reproduce or otherwise replicate for any purpose or in any manner whatsoever any documents containing the Confidential Information except to the extent necessary in connection with its use as envisaged under this Agreement.

16.2	The obligations referred to in Clause 16.1 above shall not extend to any Confidential Information which:

16.2.1	is or becomes generally available to the public otherwise than be reason of breach by a recipient Party of the provision of Clause 16.1;

16.2.2
is known to the recipient Party and is at its free disposal (having been generated independently by the recipient Party or a Third Party in circumstances where it has not been derived directly or indirectly from the disclosing Party's Confidential Information prior to its receipt from the disclosing Party), provided that evidence of such knowledge is furnished by the recipient Party to the disclosing Party within twenty eight (28) days of recipient of that Confidential Information;

16.2.3	is subsequently disclosed to the recipient Party without obligations of confidence by a Third Party owing no such obligations to the disclosing Party in respect of that Confidential Information;

16.2.4
is required by law to be disclosed (including as part of any regulatory submission or approval process) and then only when prompt written notice of this requirement has been given to the disclosing Party so that it may, if so advised, seek appropriate relief to prevent such disclosure, provided always that in such circumstances such disclosure shall be only to the extent so required and shall be subject to prior consultation with the disclosing Party with a view to agreeing on the timing and content of such disclosure.

16.3
No public announcement or other disclosures to Third Parties concerning the terms of this Agreement shall be made, whether directly or indirectly, by any Party to this Agreement (except confidential disclosures to professional advisors) without first obtaining the approval of the other Party and agreement upon the nature and text of such announcement or disclosure provided that:

16.3.1
a Party may disclose those terms which it is required by regulation or law to disclose, provided that it takes advantage of all provisions to keep confidential as many terms of this Agreement as possible; and

16.3.2
the Party desiring to make any such public announcement or other disclosure shall inform the other Party of the proposed announcement or disclosure in reasonably sufficient time prior to public release, and shall provide the other Party with a written copy thereof, in order to allow such Party to comment upon such announcement or disclosure in reasonably sufficient time prior to public release, and shall provide the other Party with a written copy thereof, in order to allow such Party to comment upon such announcement or disclosure.  Each Party agrees that it shall cooperate fully with the other with respect to all disclosures regarding this Agreement to the US Securities Exchange Commission, the UK Stock Exchange and any other comparable body including requests for confidential information or proprietary information of either party included in any such disclosure.  The Parties agree that each shall be entitled from time to time to include the name of other within a list of licensees under the respective Patent Rights in a public announcement.

17.           Governing Law and Jurisdiction

17.1	This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

17.2
Any dispute, controversy or claim arising under, out of or relating to this agreement and any subsequent amendments of this contract, including, without limitation, its formation, validity, binding effect, interpretation, performance, breach or termination, as well as non-contractual claims, shall be referred to and finally determined by arbitration in accordance with the World Intellectual Property Organization Arbitration Rules. The arbitral tribunal shall consist of three arbitrators. The place of arbitration shall be Boston, Massachusetts if the arbitration is initiated by CAT, and it shall be London, England if the arbitration is initiated by Dyax.  The language to be used in the arbitral proceedings shall be English.  The dispute, controversy or claim shall be decided in accordance with the law of the Commonwealth of Massachusetts, U.S.A.

18.           Assignment

18.1
Subject to Clause 6.9, this Agreement may not be assigned by either Party without the prior written consent of the other Party, except that either Party may assign the Agreement to any of its Affiliates or either Party may assign this Agreement to a successor in connection with the merger, consolidation or sale of all or substantially all of its assets or the portion of its business pertaining to the subject matter of this Agreement with prompt notice to the other Party of such assignment.  This Agreement shall inure for the benefit of and be binding on the Parties and their respective lawful successors and assignees.

19.           Miscellaneous

19.1
Acknowledgement Regarding Royalties.  Dyax and CAT each acknowledge and agree that the amount of royalties due from one Party to the other under this Agreement and the duration of such royalty payments have been chosen for the convenience of the Parties as payment for use of the other Party's proprietary technology to identify, generate, develop, produce or optimize Antibodies Products and CAT Products including in the case of patented technology, for use thereof during the life of such patents.

19.2
Notices - All notices, requests, demands and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given upon the date of receipt if delivered by hand, recognized international overnight courier, confirmed facsimile transmission, or registered or certified mail, return receipt requested, postage prepaid to the following addresses or facsimile numbers:

If to Dyax:	If to CAT:
Dyax Corp.	Cambridge Antibody Technology Limited
300 Technology Square	Milstein Building,
Cambridge, MA 02139	Granta Park, Cambs, CB21 6GH
USA	UK
Attention: Corporate Counsel	Attention: Company Secretary
Facsimile: (617) 225 2501	Facsimile: 01223 471472

19.3
Compliance with Law - Nothing in this Agreement shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this Agreement and any statute, law, ordinance or treaty, the latter shall prevail, but in such event the affected provisions of the Agreement shall be conformed and limited only to the extent necessary to bring it within the applicable legal requirements.

19.4
Amendment and Waiver - This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by both parties.  Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

19.5
Severability - In the event that any provision of this Agreement shall, for any reason, be held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision hereof, and the parties shall negotiate in good faith to modify the Agreement to preserve (to the extent possible) their original intent.

19.6
Entire Agreement - This Agreement, together with (i) [*****], (ii) [*****] and (iii) [*****], constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings between the parties relating to the subject matter hereof.  [*****].

IN WITNESS OF THE ABOVE the Parties have signed this Agreement on the date written at the head of this Agreement.

SIGNED by
Adrian Kemp	)
General Counsel	)	/s/ Adrian Kemp
for and on behalf of	)	Authorised Signatory
CAMBRIDGE ANTIBODY	)
TECHNOLOGY LIMITED	)

SIGNED by	)
Ivana Magovcevic-Liebisch General Counsel and Executive Vice President of Administration	) ) )	/s/ Ivana Magovcevic-Liebisch
for and on behalf of	)	Authorised Signatory
DYAX CORP.	)
)
)

Schedule 1
Antibody Phage Display Patents

Family 1 (includes PCT/GB89/01344)
Patent or Publication No.	Title
AU 634186 B2	Single domain ligands, receptors comprising said ligands, methods for their production and use of said ligands and receptors
CA 2002868 C	Single domain ligands, receptors comprising said ligands, methods for their production, and use of said ligands and receptors
DK 175392 B1	Enkelt-domaene-ligander, receptorer omfattende disse lignader, fremgangsmaader til fremstilling af dem og anvendelse af disse ligander og receptorer (Danish)
EP 368684 B2	Cloning immunoglobulin variable domain sequences
GB 8826444 A0	Cloning immunoglobulin variable domains for expression by polymerase
GB 8906034 A0	Recombinant DNA method
GB 8911047 A0	Antibody binding
GB 8912652 A0	Antibody binding
GB 8913900 A0	Antibody binding
GB 8918543 A0	Antibody binding
GB 899217 A0	Antibody binding
JP 2919890 B2
JP 3502801 T2
KR 184860 B1	Single domain ligands, receptors comprising said ligands, methods for their production and use of said ligands and receptors
US 6248516	Single domain ligands, receptors comprising said ligands, methods for their production and use of said ligands and receptors
US 6545142	Single domain ligands, receptors comprising said ligands, methods for their production and use of said ligands and receptors
US 20030114659	Single domain ligands, receptors comprising said ligands, methods for their production and use of said ligands and receptors
US 20030130496	Single domain ligands, receptors comprising said ligands, methods for their production and use of said ligands and receptors
US 20040110941	Single domain ligands, receptors comprising said ligands, methods for their production and use of said ligands and receptors
WO 9005144	Single domain ligands, receptors comprising said ligands, methods for their production, and use of said ligands and receptors

Schedule 1 - Page 1

Family 2 (includes PCT/US90/02890, PCT/US90/02835, PCT/US90/02836)
Patent or Publication No.	Title
AU 643948 B2	A new method for tapping the immunological repertoire
AU 651065 B2	Method for isolating receptors having a preselected specificity
AU 652539 B2	Co-expression of heteromeric receptors
CA 2016841 C	A method for producing polymers having a preselected activity
EP 425661 B1	A new method for tapping the immunological repertoire
EP 472638 B1	Method for isolating receptors having a preselected specificity
EP 478627 A1 (wd)	Co-expression of heteromeric receptors
EP 1026239 A2/A3	A new method for tapping the immunological repertoire
GR 1002149 B	Method for producing polymers having a preselected activity
GR 1002158 B	Method for tapping the immunological repertoire
JP 3321159 B2
JP 4500607 T2
JP 4506600 T2
JP 5501348 T2
PT 94065 B	Processo de producao de um acido nucleico conservado e de um receptor codificado pelo referido acido
PT 94066 B	Processo para a producao de vectores de and de cadeia dupla e de um sistema de clonacao compreendendo os referidos vectores
US 6291158	Method for tapping the immunological repertoire
US 6291159	Method for producing polymers having a preselected activity
US 6291160	Method for producing polymers having a preselected activity
US 6291161	Method for tapping the immunological repertoire
US 6680192	Method for producing polymers having a preselected activity
US 6969586	Method for tapping the immunological repertoire
US 7189841	Method for tapping the immunological repertoire
US 20060019260	Method for tapping the immunological repertoire
WO 9014424	Method for isolating receptors having a preselected specificity
WO 9014430	A new method for tapping the immunological repertoire
WO 9014443	Co-expression of heteromeric receptors

Schedule 1 - Page 2

Family 3 (includes PCT/GB92/00883, PCT/GB91/01134, PCT/GB92/01755, PCT/GB92/02240, PCT/GB93/00605)
Patent or Publication No.	Title
AU 664155 B2	Methods for producing members of specific binding pairs
AU 665025 B2	Production of chimeric antibodies - a combinatorial approach
AU 665190 B2	Methods for producing members of specific binding pairs
AU 665221 B2	Production of anti-self antibodies from antibody segment repertoires and displayed on phage
AU 673515 B2	Methods for producing members of specific binding pairs
AU 703319 B2	Specific binding members for human carcinoembryonic antigen, materials and methods
CA 2086936 C	Method for producing members of specific binding pairs
CA 2109602 C	Methods for producing members of specific binding pairs
CA 2119930 C	Production of chimeric antibodies - a combinatorial approach
EP 585287 B1	Methods for producing members of specific binding pairs
EP 589877 B2	Methods for producing members of specific binding pairs
EP 605522 B1	Production of chimeric antibodies - a combinatorial approach
EP 616640 B1	Production of anti-self antibodies from antibody seqment repertoires and displayed on phage
EP 656941 B1	Methods for producing members of specific binding pairs
EP 774511 B1	Phagemid-based method of producing filamentous bacteriophage particles displaying antibody molecules and the corresponding bacteriophage paricles
EP 844306 B1	Methods of producing members of specific binding pairs
EP 865492 B1	Specific binding members for human carcinoembryonic antigen, materials and methods
EP 1433846 B1	Phagemid-based method of producing filamentous bacteriophage particles displaying antibody molecules and the corresponding bacteriophage paricles

Schedule 1 - Page 3

EP 1024191 A2/A3	Production of chimeric antibodies from antibody segment repertoires and displayed on phage
EP 1754787 A2	Methods for producing members of specific binding pairs
GB 9015198 A0	Binding substance
GB 9022845 A0	Antibodies
GB 9024503 A0	Binding substances
GB 9104744 A0	Binding substances
GB 9110549 A0	Binding substances
GB 9120252 A0	Improvement binding substances
GB 9120377 A0	Improved binding substances
GB 9125579 A0	Binding molecules 1
GB 9125582 A0	Binding molecules 2
GB 9206318 A0	Binding substances
GB 9206372 A0	Binding substances
GB 9525004 A0	Specific binding members, materials and methods
GB 9610824 A0	Specific binding members, materials and methods
GB 9621295 A0	Specific binding members, materials and methods
JP 3176917 B2
JP 3507073 B2
JP 3540315 B2
JP 5508076 T2
JP 6508511 T2
JP 6510671 T2
JP 7502167 T2
JP 7505055 T2
JP 2000504204 T2
KR 222326 B1	Method for producing members of specific binding pairs
US 5565332	Production of chimeric antibodies - a combinatorial approach
US 5733743	Methods for producing members of specific binding pairs

Schedule 1 - Page 4

US 5858657	Methods for producing members of specific binding pairs
US 5871907	Methods for producing members of specific binding pairs
US 5872215	Specific binding members, materials and methods
US 5885793	Production of anti-self antibodies from antibody segment repertoires and displayed on phage
US 5962255	Methods for producing recombinant vectors
US 5969108	Methods for producing members of specific binding pairs
US 6140471	Methods for producing members of specific binding pairs
US 6172197	Methods for producing members of specific binding pairs
US 6225447	Methods for producing members of specific binding pairs
US 6291650	Methods for producing members of specific binding pairs
US 6492160	Methods for producing members of specific binding pairs
US 6521404	Production of anti-self antibodies from antibody segment repertoires and displayed on phage
US 6544731	Production of anti-self antibodies from antibody segment repertoires and displayed on phage
US 6555313	Production of anti-self antibodies from antibody segment repertoires and displayed on phage
US 6582915	Production of anti-self antibodies from antibody segment repertoires and displayed on phage
US 6593081	Production of anti-self antibodies from antibody segment repertoires and displayed on phage
US 6806079	Methods for producing members of specific binding pairs
US 6916605	Methods for producing members of specific binding pairs
US 7063943	Methods for producing members of specific binding pairs
US 20030190674	Production of anti-self antibodies from antibody segment repertoires and displayed on phage
US 20040157214	Methods for producing members of specific binding pairs
US 20040157215	Methods for producing members of specific binding pairs
WO 9201047	Methods for producing members of specific binding pairs
WO 9220791	Methods for producing members of specific binding pairs
WO 9306213	Production of chimeric antibodies - a combinatorial approach
WO 9311236	Production of anti-self antibodies from antibody segment repertoires and displayed on phage
WO 9319172	Methods for producing members of specific binding pairs
WO 9720932	Specific binding members for human carcinoembryonic antigen, materials and methods

Schedule 1 - Page 5

Family 4 (includes PCT/GB92/01483)
Patent or Publication No.	Title
AU 665365 B2	Treatment of cell populations
EP 597960 B1	Treatment of cell populations
GB 9117352 A0	Recombinant DNA method
GB 9212419 A0	Recombinant DNA method
JP 6509473 T2
US 5830663	In situ recombinant PCR within single cells
WO 9303151	Treatment of cell populations

Family 5 (includes PCT/GB94/01422)
Patent or Publication No.	Title
AU 691817 B2	SBP members with a chemical moiety covalently bound within the binding site; production and selection thereof
EP 706569 B1	SBP members with a chemical moiety covalently bound within the binding site; production and selection thereof
GB 9313509 A0	Chemisynthetic libraries
JP 9500016 T2
US 6017732	Bacteriophage library displaying immunoglobulin repertoires with a chemical moiety covalently bound within the binding site: production and selection thereof
WO 9501438	SBP members with a chemical moiety covalently bound within the binding site; production and selection thereof

Schedule 1 - Page 6

Family 6 (includes PCT/GB94/02662)
Patent or Publication No.	Title
AU 674568 B2	Improved method for the refolding of proteins
AU 680685 B2	Retargeting antibodies
AU 690171 B2	Recombinant binding proteins and peptides
AU 690528 B2	Multivalent and multispecific binding proteins, their manufacture and use
CA 2155335 C	Improved method for the refolding of proteins
EP 672142 B1	Multivalent and multispecific binding proteins, their manufacture and use
EP 686162 B1	Improved method for the refolding of proteins
EP 720624 B1	Retargeting antibodies
EP 731842 A1	Recombinant binding proteins and peptides
FI 113272 B1	Parannettu proteiinien laskostamismenetelma forbattrat forfarande for veckning av proteiner (Swedish)
GB 9225453 A0	Binding proteins
GB 9300816 A0	Improvements in or relating to binding proteins
GB 9319969 A0	Binding proteins IV
GB 9412147 A0	Recombinant binding proteins and peptides
GB 9412166 A0	Retargeting antibodies
JP 3695467 B2
JP 3720353 B2
JP 8504100 T2
JP 8506243 T2
JP 9503759 T2
JP 9506508 T2
NO 316274 B1	Fremgangsmate til refolding av proteiner (Norwegian)
US 5739281	Interative method of at least three cycles for the refolding of proteins
US 5837242	Multivalent and multispecific binding proteins, their manufacture and use
US 5917018	Interative method of at least five cycles for the refolding of proteins
US 6010884	Recombinant binding proteins and peptides
US 6492123	Multivalent and multispecific binding proteins, their manufacture and use
US 6589527	Retargeting antibodies
WO 9413804	Multivalent and multispecific binding proteins, their manufacture and use
WO 9418227	Improved method for the refolding of proteins
WO 9508577	Retargeting antibodies
WO 9515388	Recombinant binding proteins and peptides

Schedule 1 - Page 7

Family 7 (includes PCT/GB97/01835)
Patent or Publication No.	Title
AU 715796 B2	Labelling and selection of molecules
EP 906571 B1	Labelling and selection of molecules
EP 1353180 B1	Labelling and selection of molecules
GB 9614292 A0	Labelling and selection of specific binding molecules
GB 9624880 A0	Labelling and selection of specific binding molecules
GB 9712818 A0	Labelling and selection of specific binding molecules
GB 9714397 A0	Labelling and selection of molecules
GB 9900205 A0	Labelling and selection of molecules
GB 2330909 B2	Labelling and selection of molecules
GB 2315125 B2	Labelling and selection of molecules
JP 2000517046 T2
US 5994519	Labelling and selection of molecules
US 6180336	Labelling and selection of molecules
US 6342588	Labelling and selection of molecules
US 6489123	Labelling and selection of molecules
US 20020004215	Labelling and selection of molecules
WO 9801757	Labelling and selection of molecules

Schedule 1 - Page 8

Schedule 2
CAT Gatekeeping Procedure

For each Nominated Target (which must be accompanied by a GenBank® accession number or similar information which uniquely identifies that Nominated Target) submitted by Dyax under Clause 4.1, CAT will, on a Nominated -Target-by-Nominated -Target basis, not grant a Dyax Product Licence to Dyax, if:

1.
CAT is, at the date of submission of the Target Option Notice by Dyax, contractually obligated on an exclusive basis in respect of that Nominated Target with a Third Party pursuant to an agreement with that Third Party which was entered into prior to 3 January 2003; or

2.
CAT is, at the date of submission of the Target Option Notice by Dyax, engaged in internal research and/or development with respect to such a Nominated Target (as can be measured by reliable or verifiable means).

NOTES

1.
For the avoidance of doubt, CAT will not subject any Nominated Target to the CAT Gatekeeping Procedure unless and until Dyax supplies CAT with a GenBank® accession number or similar information which uniquely identifies that Nominated Target.

2.
If Dyax supplies CAT with an incorrect GenBank® accession number for a Nominated Target or otherwise incorrectly identifies a Nominated Target which is then subjected to the CAT Gatekeeping Procedure, the result of the CAT Gatekeeping Procedure in respect of such Nominated Target shall prevail even if it is subsequently discovered that such incorrect GenBank® accession number or identifying information had been provided by Dyax.

3.
Within one (1) month after notice is given to Dyax of a refusal by CAT to grant a Dyax Product Licence in respect of any Nominated Target, Dyax may notify CAT that it wishes to appoint an Expert to make such enquiries of CAT as may be reasonably necessary for the Expert to be able to confirm to Dyax that the CAT Gatekeeping Procedure had been correctly applied by CAT in respect of such Nominated Target.  CAT shall provide such information to the Expert as the Expert may reasonably determine is required in order to make such confirmation.  For the avoidance of doubt the Expert shall not be entitled (unless CAT consents) to enter CAT premises in order to carry out its enquiries, shall only provide the confirmation to Dyax on a "Yes/No" basis and shall not give or be obliged to give to Dyax any other information obtained from CAT in respect of the CAT Gatekeeping Procedure or the relevant Nominated Target.  The Expert shall, prior to making any enquiries of CAT, enter into a confidential disclosure agreement with CAT.  Notwithstanding the foregoing, CAT shall not be obliged to respond to the enquiries of the Expert if to do so would, or would reasonably be expected to, cause a breach in terms of any agreement CAT may have with any other Third Parties; provided, however, that such disclosure subject to the confidential disclosure agreement shall be treated by CAT in the same manner as disclosure in its normal business operations. The Expert shall complete its investigations and provide the confirmation to Dyax (with a copy to CAT) within thirty (30) days after appointment by Dyax, and payment of the Expert's fee shall be conditioned on such delivery being timely made.  If such written confirmation is not made within such thirty (30) days period, then a replacement Expert shall be appointed within 10 days thereafter, subject to same terms and conditions stated above.

Schedule 2 - Page 1

If an Expert provides notice that he or she cannot complete the analysis because CAT has failed without good reason to provide any information requested as provided above, then CAT shall have no more than 30 days to provide the information and the Expert shall then have no more than 15 days after the information is provided to the Expert to evaluate the information and make a determination. Failure of the second Expert to provide such written confirmation to Dyax on a "Yes/No" basis within thirty (30) days after appointment shall be irrevocably deemed to be confirmation that CAT correctly applied the CAT Gatekeeping Procedure to the Nominated Target in question, provided, however that until (i) CAT provides all information that it is required to provide in accordance with this Schedule 2 and (ii) the expiration of any extension required for the Expert to evaluate such information, there shall not be deemed to be any such confirmation that CAT correctly applied the CAT Gatekeeping Procedure to the Nominated Target in question.

If the Expert appointed by Dyax hereunder decides that CAT correctly applied, or is deemed to have correctly applied, the CAT Gatekeeping Procedure, Dyax shall be responsible for the Expert's fees and CAT shall thereafter have no obligations to Dyax in respect of such Nominated Target.  If the Expert decides that CAT did not correctly apply the CAT Gatekeeping Procedure Dyax shall be granted a Dyax Product Licence in relation to the Nominated Target in question (provided that CAT is not restricted by obligations to any Third Party in relation to the Nominated Target in question in which case the Dyax Product Licence will be subject to those restrictions) and CAT shall be responsible for the Expert's fees.  "Expert"  shall mean a  patent agent who is independent of CAT and all of the other parties with an interest in the outcome of a determination regarding a Nominated Target, who has suitable knowledge and experience in the reasonable opinion of Dyax to perform the above activities, subject to CAT's consent, which consent shall not be unreasonably withheld or delayed.

Schedule 2 - Page 2

Schedule 3
CAT Know-How

[*****]

Schedule 3 - Page 1

Schedule 4
[RESERVED]

Schedule 5
Dyax Patent Rights

A.  Dyax Base Phage Display Patent Rights

COUNTRY	SERIAL NO.	TITLE	PUB. NO.	PATENT NO.
AT	92908799.7	IMPROVED EPITOPE DISPLAYING PHAGE	0573611	E262036
CA	610176	GENERATION AND SELECTION OF NOVEL DNA-BINDING PROTEINS AND POLYPEPTIDES		1340288
CA	2105300	PROCESS FOR THE DEVELOPMENT OF BINDING MINI-PROTEINS
CH	92908799.7	IMPROVED EPITOPE DISPLAYING PHAGE		0573611
DE	92908799.7	IMPROVED EPITOPE DISPLAYING PHAGE	DE 69233325T2	69233325.8-08
DK	92908799.7	IMPROVED EPITOPE DISPLAYING PHAGE	0573611	0573611
EP	89910702.3	GENERATION AND SELECTION OF RECOMBINANT VARIED BINDING PROTEINS	EP0436597	0436597
EP	02015673.3	PROCESS FOR THE DEVELOPMENT OF BINDING MINI-PROTEINS	EP1279731
EP	92908799.7	IMPROVED EPITOPE DISPLAYING PHAGE	EP0573611	0573611
EP	04006079.0	IMPROVED EPITOPE DISPLAYING PHAGE	1452599
EP	05000796.2	GENERATION AND SELECTION OF RECOMBINANT VARIED BINDING PROTEINS	EP1541682
ES	92908799.7	IMPROVED EPITOPE DISPLAYING PHAGE	0573611	0573611
FR	92908799.7	IMPROVED EPITOPE DISPLAYING PHAGE		0573611
GR	92908799.7	IMPROVED EPITOPE DISPLAYING PHAGE		3049248
IE	2834/89	GENERATION AND SELECTION OF RECOMBINANT VARIED BINDING PROTEINS
IL	91501	GENERATION AND SELECTION OF RECOMBINANT VARIED BINDING PROTEINS		91501
IL	120941	CHIMERIC BINDING PROTEIN	120941	120941
IL	120940	FUSION PROTEINS DISPLAYED DISPLAYABLE ON THE SURFACE OF FILAMENTOUS PHAGE AND A RECOMBINANT FILAMENTOUS PHAGE BEARING SAME		120940
IL	120939	METHOD FOR OBTAINING NUCLEIC ACID ENCODING A PROTEINACOUS BINDING DOMAIN		120939

Schedule 5 - Page 1

IT	92908799.7	IMPROVED EPITOPE DISPLAYING PHAGE		0573611
JP	510087/1989	GENERATION AND SELECTION OF RECOMBINANT VARIED BINDING PROTEINS		3771253
JP	507558/1992	PROCESS FOR THE DEVELOPMENT OF BINDING MINI-PROTEINS
JP	508216/1992	IMPROVED EPITOPE DISPLAYING PHAGE		3447731
JP	130929/2003	IMPROVED EPITOPE DISPLAYING PHAGE	2004-221
NL	92908799.7	IMPROVED EPITOPE DISPLAYING PHAGE	0573611	0573611
SE	92908799.7	IMPROVED EPITOPE DISPLAYING PHAGE		0573611
US	07/664,989	DIRECTED EVOLUTION OF NOVEL BINDING PROTEINS		5,223,409
US	08/009,319	VIRUSES EXPRESSING CHIMERIC BINDING PROTEINS		5,403,484
US	08/057,667	DIRECTED EVOLUTION OF NOVEL BINDING PROTEINS		5,571,698
US	08/415,922	DIRECTED EVOLUTION OF NOVEL BINDING PROTEINS		5,837,500
US	09/781,988	DIRECTED EVOLUTION OF NOVEL BINDING PROTEINS	US-2002-0150881 A1	6,979,538
US	09/893,878	DIRECTED EVOLUTION OF NOVEL BINDING PROTEINS	US-2003-0113717 A1	7,208,293
US	10/126,544	METHOD OF RECOVERING A NUCLEIC ACID ENCODING A PROTEINACEOUS BINDING DOMAIN WHICH BINDS A TARGET MATERIAL	US-2004-0023205a1	7,118,879
US	10/207,797	DIRECTED EVOLUTION OF DISULFIDE BONDED MICROPROTEINS	US-2006-0084113-A1
WO	PCT/US92/01456	PROCESS FOR THE DEVELOPMENT OF BINDING MINI-PROTEINS	WO9215677
WO	PCT/US92/01539	IMPROVED DISPLAY PHAGE	WO92/15679
WO	PCT/US89/03731	GENERATION AND SELECTION OF RECOMBINANT VARIED BINDING PROTEINS	WO9002809

Schedule 5 - Page 2

B.    Dyax Library-Related Patent Rights

COUNTRY	SERIAL NO.	TITLE	PUB. NO.	PATENT NO.
AU	2002249854	FOCUSED LIBRARIES OF GENETIC PACKAGES	WO02/061071 A2
CA	2432377	FOCUSED LIBRARIES OF GENETIC PACKAGES
EP	01998098.6	FOCUSED LIBRARIES OF GENETIC PACKAGES	EP1360288
JP	2002-561628	FOCUSED LIBRARIES OF GENETIC PACKAGES
US	11/416,460	FOCUSED LIBRARIES OF GENETIC PACKAGES	US-2006-0257937-A1
WO	PCT/US01/50297	FOCUSED LIBRARIES OF GENETIC PACKAGES
AU	2001253589	NOVEL METHODS OF CONSTRUCTIONG LIBRARIES OF HUMAN FAB ANTIBODY FRAGMENTS DISPLAYED ON FILAMENTOUS PHAGE (CJ Library)
AU	2002307422	NOVEL METHODS OF CONSTRUCTIONG LIBRARIES COMPRISING DISPLAYED AND/OR EXPRESSED MEMBERS OF A DIVERSE FAMILY OF PEPTIDES, POLYPEPTIDES OR PROTEINS AND THE NOVEL LIBRARIES
CA	2406236	NOVEL METHODS OF CONSTRUCTIONG LIBRARIES OF HUMAN FAB ANTIBODY FRAGMENTS DISPLAYED ON FILAMENTOUS PHAGE
CA	2458462	NOVEL METHODS OF CONSTRUCTIONG LIBRARIES COMPRISING DISPLAYED AND/OR EXPRESSED MEMBERS OF A DIVERSE FAMILY OF PEPTIDES, POLYPEPTIDES OR PROTEINS AND THE NOVEL LIBRARIES
EP	01927108.9	NOVEL METHODS OF CONSTRUCTIONG LIBRARIES OF HUMAN FAB ANTIBODY FRAGMENTS DISPLAYED ON FILAMENTOUS PHAGE	EP1276855
EP	02762148.1	NOVEL METHODS OF CONSTRUCTIONG LIBRARIES COMPRISING DISPLAYED AND/OR EXPRESSED MEMBERS OF A DIVERSE FAMILY OF PEPTIDES, POLYPEPTIDES OR PROTEINS AND THE NOVEL LIBRARIES	EP1578903
JP	2001-577464	NOVEL METHODS OF CONSTRUCTIONG LIBRARIES OF HUMAN FAB ANTIBODY FRAGMENTS DISPLAYED ON FILAMENTOUS PHAGE
JP	PCT/US02/12405	NOVEL METHODS OF CONSTRUCTIONG LIBRARIES COMPRISING DISPLAYED AND/OR EXPRESSED MEMBERS OF A DIVERSE FAMILY OF PEPTIDES, POLYPEPTIDES OR PROTEINS AND THE NOVEL LIBRARIES
US	10/045,674	NOVEL METHODS OF CONSTRUCTIONG LIBRARIES COMPRISING DISPLAYED AND/OR EXPRESSED MEMBERS OF A DIVERSE FAMILY OF PEPTIDES, POLYPEPTIDES OR PROTEINS AND THE NOVEL LIBRARIES	US 2003-0232333 A1

Schedule 5 - Page 3

US	11/365,556	NOVEL METHODS OF CONSTRUCTING LIBRARES COMPRISING DISPLAYED AND/OR EXPRESSED MEMBERS OF A DIVERSE FAMILY OF PEPTIDES, POLYPEPTIDES OR PROTEINS AND NOVEL LIBRARIES	US-2006-0166252-A1
WO	PCT/US01/12454	NOVEL METHODS OF CONSTRUCTIONG LIBRARIES OF HUMAN FAB ANTIBODY FRAGMENTS DISPLAYED ON FILAMENTOUS PHAGE	2003-530853
WO	PCT/US02/12405	NOVEL METHODS OF CONSTRUCTIONG LIBRARIES COMPRISING DISPLAYED AND/OR EXPRESSED MEMBERS OF A DIVERSE FAMILY OF PEPTIDES, POLYPEPTIDES OR PROTEINS AND THE NOVEL LIBRARIES	WO02083872
US	10/383,902	LIGAND SCREENING AND DISCOVERY	US 2003-0224408 A1
AU	51422/00	NOVEL FAB FRAGMENT LIBRARIES AND METHODS FOR THEIR USE		780145
CA	2372582	NOVEL FAB FRAGMENT LIBRARIES AND METHODS FOR THEIR USE
EP	99201558.6	NOVEL FAB FRAGMENT LIBRARIES AND METHODS FOR THEIR USE	EP1054018
JP	2000-618429	NOVEL FAB FRAGMENT LIBRARIES AND METHODS FOR THEIR USE
US	09/988,899	NOVEL FAB FRAGMENT LIBRARIES AND METHODS FOR THEIR USE	US 2002-0102613 A1
WO	PCT/US00/13682	NOVEL FAB FRAGMENT LIBRARIES AND METHODS FOR THEIR USE	WO00/70023

Schedule 5 - Page 4

Schedule 6
Dyax Antibody Libraries,  Dyax Materials and Dyax Know-How

[*****]

Schedule 6 - Page 1

Schedule 7
Private & Confidential

DATED AS OF ________________, 200

____________________________________

CAMBRIDGE ANTIBODY TECHNOLOGY LIMITED   (1)
and
DYAX CORP.   (2)

____________________________________

DYAX PRODUCT LICENCE FOR [    ]

_____________________________________

Schedule 7 - Page 1

THIS AGREEMENT is made as of ____________________, 200___

BETWEEN:

(1)	CAMBRIDGE ANTIBODY TECHNOLOGY LIMITED (Registered in England No. 2451177) whose registered office is at The Milstein Building, Granta Park, Cambridge, Cambridgeshire, CB1 6GH, UK ("CAT").

(2)	DYAX CORP. a corporation organised and existing under the laws of the State of Delaware having its principal place of business at 300 Technology Square, Cambridge, Massachusetts 02139 USA ("Dyax").

BACKGROUND:

(a)
By the terms of the Amended and Restated Agreement (as defined below), CAT granted Dyax certain options to be granted Dyax Product Licences under the Antibody Phage Display Patents and CAT Know How (all as defined below).

(b)	Dyax has nominated the Target (which was identified prior to the execution of the Amended and Restated Agreement), and this Target has passed the CAT Gatekeeping Procedure (each as defined below).

(c)	By this Agreement CAT wishes to grant to Dyax a Dyax Product Licence in respect of Diagnostic Antibody Products and Therapeutic Antibody Products against the Target.

In consideration of the mutual covenants and undertakings set out below, THE PARTIES AGREE as follows:

1.           Definitions

1.1	In this Agreement, the terms defined in this Clause shall have the meanings specified below:

"Acceptance Fee" means [*****].

[*****].

"Affiliate" means any company, partnership or other entity which directly or indirectly Controls, is Controlled by or is under common Control with any other entity.

"Agreement" means this Dyax Product Licence and any and all Schedules, appendices and other addenda to it as may be amended from time to time in accordance with the provisions of this agreement.

"Amended Agreement" means the Amended and Restated Agreement executed by Dyax and CAT on July 30, 2007.

Schedule 7 - Page 2

"Antibody" means a molecule or a gene encoding such a molecule comprising or containing one or more immunoglobulin variable domains or parts of such domains or any existing or future fragments, variants, modifications or derivatives thereof.

"Antibody Library" means any antibody library constructed using processes which are covered by a claim of an issued and unexpired patent included within the Antibody Phage Display Patents which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.

"Antibody Phage Display Patents" means:  (a) the patents and patent applications listed in Schedule 1 and any patents issuing from such patent applications, together with any divisions, registrations, confirmations, reissues, extensions, renewals, continuations, continuations-in-part, revalidations, additions, substitutions, renewals or supplementary protection certificates thereof throughout the world; and (b) any Patent Rights which claim or cover any invention or discovery which is developed by CAT or its Affiliates at any time during the term of this Agreement directly related to Antibody phage display or Antibody Services; provided, however, that Antibody Phage Display Patents shall always exclude (i) CAT Diabodies Patent Rights, (ii) any Patent Rights owned or controlled by CAT which claim or cover Catalytic Antibodies, (iii) any Patent Rights owned or controlled by CAT which claim ribosome display technology, (iv) any Patent Rights which claim Single Domain Antibodies, and (v) any Patent Rights acquired by CAT after the Commencement Date from any Third Party for consideration or as a result of CAT's acquisition of or merger with such Third Party.

"Antibody Services" means the provision of research and/or development services for the identification, generation, derivation or development of one or more CAT Antibody Libraries or Antibodies derived therefrom.

"Business Day" means a day (other than a Saturday or Sunday) on which the banks are ordinarily open for business in the City of London and the Commonwealth of Massachusetts.

"CAT Diabodies Patent Rights" means (a) the Patent Rights entitled "Diabodies – multivalent and multispecific binding proteins, their manufacture and use", PCT/GB93/02492 and (b) the Patent Rights entitled "Retargeting antibodies and diabodies", PCT/GB94/02019.

"CAT Gatekeeping Procedure" means the procedure set out in Schedule 2 of the Amended Agreement which CAT has carried out in respect of the Target prior to the grant of this Dyax Product Licence.

"CAT Know-How" means any Confidential Information of CAT which constitutes unpatented know-how, technical and other information related to the subject matter of the Antibody Phage Display Patents as identified in Schedule 2 and as amended from time to time in accordance with Schedule 2.

"CAT Licensable Antibody" means any Antibody (including any Bi-Specific or Poly-Specific Antibody) to the Target (a) where such Antibody has been identified, generated, developed, produced or derived by Dyax or a Dyax Sublicensee or its sublicensees and (b) the identification, generation, development, production or derivation of such Antibody uses any of the processes claimed or covered by a claim of an issued and unexpired patent included within the Antibody Phage Display Patents (which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise) or uses the CAT Know-How and (c) which is potentially useful for the development of any Diagnostic Antibody Product and/or any Therapeutic Antibody Product.

Schedule 7 - Page 3

"Catalytic Antibodies" means solely those Antibodies which bind to and catalyze the chemical transformation of a substrate and in which an Antibody binding region is involved in said catalysis.

"Commencement Date" means the date of this Agreement first written above.

"Competent Authority" means any national or local agency, authority, department, inspectorate, minister, ministry official, parliament or public or statutory person (whether autonomous or not) of any government of any country having jurisdiction over either any of the activities contemplated by this Agreement or the Parties including the European Commission, the Court of First Instance and the European Court of Justice.

"Controls" means the ownership, directly or indirectly, of more than fifty percent (50%) of the outstanding equity securities of a corporation which are entitled to vote in the election of directors or a more than fifty percent (50%) interest in the net assets or profits of an entity which is not a corporation.

"Diagnostic Antibody Product" means any preparation in the form of a device, compound, kit or service with utility in the diagnosis, prognosis, prediction or disease management of a disorder for any indication which contains, comprises or the process of development or manufacture of which utilises a CAT Licensable Antibody.  The term "Diagnostic Antibody Product" shall not include any Research Product,

"Dyax Therapeutic Antibody Product" means any Therapeutic Antibody Product identified, generated or derived by Dyax for itself or its Affiliates but not a Therapeutic Antibody Product identified, generated or derived by Dyax for, or on behalf of, a Third Party.

"Dyax Sublicensee" means any Third Party who is granted a sublicense under Clause 3.4 of this Agreement to Exploit Products against the Target in the Territory.

"Exploit" means to make, have made, use, sell or import.

"FDA" means the United States Food and Drug Administration, the equivalent Competent Authority in any country of the Territory or any successor bodies thereto.

"First Commercial Sale" means the first commercial sale of any Product by Dyax or a Dyax Sublicensee (or its sublicensee) in any country after grant of a Marketing Authorisation.

Schedule 7 - Page 4

"Force Majeure" means any event outside the reasonable control of either Party affecting its ability to perform any of its obligations (other than payment) under this Agreement, including Act of God, fire, flood, lightning, war, revolution, act of terrorism, riot or civil commotion, but excluding strikes, lock-outs or other industrial action, whether of the affected Party's own employees or others, failure of supplies of power, fuel, transport, equipment, raw materials or other goods or services.

"GAAP" means United States generally accepted accounting principles, consistently applied.

"IDE" means an Investigational Device Exemption application, as defined in Title 21 of the United States Code of Federal Regulations, filed with the FDA or an equivalent foreign filing.

"IND" means an Investigational New Drug Application, as defined in Title 21 of the United States Code of Federal Regulations, that is required to be filed with the FDA before beginning Phase I Clinical Trials of any Therapeutic Antibody Product in human subjects, or an equivalent foreign filing.

"Major Market" means any one of the following:  (i) the United States of America, (ii) any country in Europe which is subject to the Marketing Authorisation procedure of the European Medicines Evaluation Agency, or (iii) Japan.

"Marketing Authorisation" means any approval (including all applicable pricing and governmental reimbursement approvals) required from the FDA or relevant Competent Authority to market and sell a Product in a particular country.

"Net Sales" means, with respect to a Product sold by Dyax or a Dyax Sublicensee (or its sublicensees), the price invoiced by that party to the relevant purchaser (or in the case of a sale or other disposal otherwise than at arm's length, the price which would have been invoiced in a bona fide arm's length contract or sale) but deducting the costs of packing, transport and insurance, customs duties, any credits actually given for returned or defective Products, normal trade discounts actually given, and sales taxes, VAT or other similar tax charged on and included in the invoice price to the purchaser.

"Party" means CAT or Dyax.

"Patent Rights" means any patent applications and any patents issuing from such patent applications, author certificates, inventor certificates, utility certificates, improvement patents and models, and certificates of addition and all counterparts of them throughout the Territory, including any divisional applications and patents, filings, renewals, continuations, continuations-in-part, patents of addition, extensions, reissues, substitutions, confirmations, registrations, revalidation and additions of or to any of them, as well as any supplementary protection certificates and equivalent protection rights in respect of any of them.

"Pharmacia Agreement" means the agreement between CAT and Pharmacia P-L Biochemicals Inc. dated 11 September 1991.

Schedule 7 - Page 5

"Pharmacia P-L Biochemicals Inc." means Pharmacia P-L Biochemicals Inc (now known as Amersham Biosciences).

"Phase I Clinical Trial" means a human clinical trial in any country that is intended to initially evaluate the safety of an investigational Product in volunteer subjects or patients that would satisfy the requirements of 21 CFR 312.21(a), or its foreign equivalent and may evaluate the Product's therapeutic or antigenic effects.

"Phase III Clinical Trial" means a pivotal human clinical trial in any country the results of which could be used to establish safety and efficacy of a Product as a basis for a marketing application that would satisfy the requirements of 21 CFR 312.21(c).

"Primary Application" means a major application of an Antibody against the Target as ascertained at the time of assessment using objective and reasonable scientific and/or commercial criteria, data and/or information.  Primary Application shall not mean any minor or incidental application.

"Product" means a Diagnostic Antibody Product or a Therapeutic Antibody Product.

"Dyax Product Licence" means the licence granted to Dyax pursuant to Clause 2 of this Agreement.

"Quarter" means each period of three (3) months ending on March 31, June 30, September 30, or December 31 and "Quarterly" shall be construed accordingly.

"Research Products" means any product in relation to which Pharmacia P-L has an exclusive licence from CAT pursuant to the Pharmacia Agreement.

"Single Domain Antibodies" means an Antibody containing only a single domain (heavy or light).

"Status Report" has the meaning set forth in Clause 4.1.

"Target" means [ ], as set out in Schedule 3.

"Territory" means all countries of the world.

"Therapeutic Antibody Product" means any preparation for the treatment or prevention of disease, infection or other condition in humans for any indication which contains, comprises, or the process of development or manufacture of which utilises, a CAT Licensable Antibody.  The term "Therapeutic Antibody Product" shall not include any Research Product, "Third Party" means any entity or person other than Dyax, CAT or their respective Affiliates.

"Valid Claim" means a claim of an issued and unexpired patent included within the Antibody Phage Display Patents which have been licensed to CAT by the MRC which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.

Schedule 7 - Page 6

"Year" means initially the period from the Commencement Date to the end of that calendar year, and subsequently a calendar year.

1.2	The headings to clauses are inserted for convenience only and shall not affect the interpretation or construction of this Agreement.

1.3	Words imparting the singular shall include the plural and vice versa. References to persons include an individual, company, corporation, firm or partnership.

1.4
The words and phrases "other", "including" and "in particular" shall not limit the generality of any preceding words or be construed as being limited to the same class as any preceding words where a wider construction is possible.

1.5
References to any statute or statutory provisions of the United Kingdom shall include (i) any subordinate legislation made under it, (ii) any provision which it has superseded or re-enacted (whether with or without modification), and (iii) any provision which subsequently supersedes it or re-enacts it (whether with or without modification.  References to any statute or regulation of the United States of America means that statute or regulation as it may be amended, supplemented or otherwise modified from time to time, and any successor statute or regulation.

2.           Grant of Dyax Product Licence

2.1
Subject to Clause 2.4 below, CAT hereby grants to Dyax and its Affiliates a non-exclusive, royalty-bearing licence (on the terms of this Agreement) with the right to sublicense (on the terms of Clause 3) under the Antibody Phage Display Patents and CAT Know-How to Exploit Products against the Target in the Territory.

2.2	The Dyax Product Licence granted under this Agreement is pursuant to Dyax's exercise of one (1) option from the [*****] under the Amended Agreement.

2.3
For the avoidance of doubt, no rights are granted by CAT under this Agreement to any CAT Diabodies Patent Rights, and any Patent Rights owned or controlled by CAT which claim Catalytic Antibodies, ribosome display technology, any Patent Rights which claim Single Domain Antibodies and no rights are granted by CAT in this Agreement under the Antibody Phage Display Patents to Exploit Research Products.

2.4
This Dyax Product Licence shall come into effect upon the date that the Acceptance Fee is received by CAT.  The Acceptance Fee shall not be refundable or creditable against any other sums which may be payable by Dyax or a Dyax Sublicensee to CAT pursuant to this Agreement.

Schedule 7 - Page 7

3.           Sub-Licensing

3.1	Dyax will, if requested by CAT, inform CAT of the identity of all Dyax Sublicensees (and their sublicensees) in relation to this Agreement.

3.2
Dyax will ensure that any Third Party which receives a sublicence of its rights in accordance with the terms of this Agreement executes a written agreement which requires the Third Party to abide bythe terms of this Agreement.

3.3	Dyax will be liable for any breach of the sublicences granted in accordance with Clause 3.2.

3.4
For the avoidance of doubt, the rights granted to Dyax to Exploit Products against the Target in the Territory may be sublicensed to one or more Third Parties (and further sublicensed by any such Third Party), provided that any such sublicense would remain subject to the terms and conditions of this Agreement.

4.           Status Report

4.1
Dyax will provide to CAT a brief summary of the status of each Product against the Target that Dyax or Dyax Sublicensees desire to Exploit under this Agreement ("Status Report").  During the Term, Dyax will submit such Status Report to CAT for a particular Product prior to the time Dyax or Dyax Sublicensees begin the first human clinical trial with respect to such Product.  [*****].

5.           Gatekeeping

The Parties acknowledge that, as of the Commencement Date, the Target has passed CAT's Gatekeeping Procedure under the Amended Agreement.

6.           Consideration

6.1	Therapeutic Antibody Products

6.1.1
With respect to Therapeutic Antibody Products, Dyax shall pay to CAT the following payments upon achievement of the specified milestones by Dyax or a Dyax Sublicensee (or its sublicensee) for the first Therapeutic Antibody Product to achieve the relevant milestone:

Initiation of first Phase I Clinical Trial	US $[*****]
Initiation of first Phase III Clinical Trial	US $[*****]
First filing for Marketing Authorisation in one Major Market country	US $[*****]
Marketing Authorisation granted in the United States	US $[*****]

Schedule 7 - Page 8

6.1.2
With respect to Therapeutic Antibody Products, Dyax shall pay CAT royalties in an amount equal to [*****] percent [*****] of Net Sales of the Therapeutic Antibody Product sold by or on behalf of Dyax or the Dyax Sublicensee.

6.2	Diagnostic Products

6.2.1
With respect to Diagnostic Antibody Products, Dyax shall pay to CAT the following payments upon achievement by Dyax or a Dyax Sublicensee (or its sublicensee) of the milestones set out below.  For the avoidance of doubt the milestone payments shall be payable in respect of the first Diagnostic Antibody Product to achieve the relevant milestone:

First filing for Marketing Authorisation in one Major Market country	US $[*****]
Marketing Authorisation granted in each Major Market Country	US $[*****]

6.2.2
With respect to Diagnostic Antibody Products, Dyax shall pay CAT royalties on a country-by-country basis in an amount equal to [*****] of Net Sales of Diagnostic Antibody Products sold by or on behalf of Dyax or any Dyax Sublicensee.

6.3
All royalties due to CAT pursuant to Clauses 6.1.2 and 6.2.2 shall be payable on a country-by-country basis until the last Valid Claim expires or ten (10) years from the date of First Commercial Sale of such Product, whichever occurs later.

7.           Provisions Relating to Payment of Consideration

7.1
All milestone payments shall be paid by Dyax within [*****] days of the applicable milestone being achieved and no milestone payments shall be refundable or creditable against any other sum payable by Dyax hereunder for any reason.

7.2
Dyax shall make the payments due to CAT under Clause 6 above in United States dollars (if Dyax in turn receives payment in dollars) or in pounds sterling (if Dyax in turn receives payment in pound sterling), or Euros (if Dyax in turn receives payment in Euros).  Where Dyax receives payment in a currency other than United States dollars, pounds sterling or Euros, Dyax will convert the relevant sum into pounds sterling (or Euros if Euros have replaced pounds sterling at the time of payment).  Dyax will use the conversion rate reported in the Financial Times two (2) Business Days before the day on which Dyax pays CAT.  Such payment will be made without deduction of exchange, collection or other charges.  All payments will be made at Quarterly intervals.  Within [*****] days of the end of each Quarter after the First Commercial Sale of each Product in any country, Dyax shall prepare a statement which shall show on a country-by-country basis for the previous Quarter Net Sales of each Product by Dyax or its Affiliates and all monies due to CAT based on such Net Sales.  That statement shall include details of Net Sales broken down to show the country of the sales and the total Net Sales by Dyax or its Affiliates in such country and shall be submitted to CAT within such [*****] day period together with remittance of the monies due.  With respect to Net Sales of a Product by a Dyax Sublicensee (or its sublicensee) Dyax shall prepare a statement which will include the same information and remit that statement and any monies due within the same period except with regard to any Dyax Sublicensee with which Dyax has a licence agreement relating to the technology of Antibody phage display as of the Commencement Date where the remittance will be made at Quarterly intervals within [*****] days of the date royalties are due to Dyax from such existing Dyax Sublicensees.

Schedule 7 - Page 9

7.3
All payments shall be made free and clear of and without deduction or deferment in respect of any disputes or claims whatsoever and/or as far as is legally possible in respect of any taxes imposed by or under the authority of any government or public authority.  [*****].

7.4
Dyax shall keep and shall procure that its Affiliates and Dyax Sublicensees keep true and accurate records and books of account containing all data necessary for the calculation of the amounts payable by it to CAT pursuant to this Agreement.  Those records and books of account shall be kept for seven (7) years following the end of the Year to which they relate.  Upon CAT's written request, a firm of accountants appointed by agreement between the Parties or, failing such agreement within ten (10) Business Days of the initiation of discussions between them on this point CAT shall have the right to cause an international firm of independent certified public accountants that has not performed auditing or other services for either Party or their Affiliates (or, if applicable, any Dyax Sublicensee with rights to the Product in question) acceptable to Dyax or the Dyax Sublicensee such acceptance not to be unreasonably withheld to inspect such records and books of account.  In particular such firm:

7.4.1
shall be given access to and shall be permitted to examine and copy such books and records of Dyax and its Affiliates and Dyax Sublicensees upon twenty (20) Business Days notice having been given by CAT and at all reasonable times on Business Days for the purpose of certifying that the Net Sales or other relevant sums calculated by Dyax and its Affiliates and Dyax Sublicensees during any Year were reasonably calculated, true and accurate or, if this is not their opinion, certify the Net Sales figure or other relevant sums for such period which in their judgment is true and correct;

7.4.2
prior to any such examination taking place, such firm of accountants shall undertake to Dyax and its Affiliates and Dyax' Sublicensees that they shall keep all information and data contained in such books and records, strictly confidential and shall not disclose such information or copies of such books and records to any third person including CAT, but shall only use the same for the purpose of calculations which they need to perform in order to issue the certificate to which this Clause envisages;

7.4.3	any such access examination and certification shall occur no more than once per Year and will not go back over records more than two (2) years old;

7.4.4	Dyax and its Affiliates and Dyax Sublicensees shall make available personnel to answer queries on all books and records required for the purpose of that certification; and

7.4.5	the cost of the accountant shall be the responsibility of Dyax if the certification shows it to have underpaid monies to CAT by more than [*****] and the responsibility of CAT otherwise.

Schedule 7 - Page 10

7.5	All payments due to CAT under the terms of this Agreement are expressed to be exclusive of value added tax (VAT) howsoever arising. [*****].

7.6	All payments made to CAT under this Agreement shall be made to the bank account of CAT as notified by CAT to Dyax from time to time.

7.7
If Dyax fails to make any payment to CAT hereunder on the due date for payment, without prejudice to any other right or remedy available to CAT it shall be entitled to charge  Dyax interest (both before and after judgment) of the amount unpaid at the annual rate of LIBOR (London Interbank Offering Rate) plus [*****] calculated on a daily basis until payment in full is made without prejudice to CAT's right to receive payment on the due date.

8.           Confidentiality

8.1	With respect to any confidential information received from the other Party ("Confidential Information"), each Party undertakes and agrees to:

(a)	only use the Confidential Information for the purposes envisaged under this Agreement and not to use the same for any other purpose whatsoever;

(b)
ensure that only those of its officers and employees who are directly concerned with the carrying of this Agreement have access to the Confidential Information on a strictly "need to know" basis and are informed of the secret and confidential nature of it;

(c)
keep the Confidential Information secret, confidential, safe and secure and shall not directly or indirectly disclose or permit to be disclosed the same to any Third Party, including any consultants or other advisors, without the prior written consent of the disclosing Party except to the extent disclosure is necessary in connection with its use as envisaged under this Agreement;

(d)	ensure that the Confidential Information will not be covered by any lien or other encumbrance in any way, and

(e)
not copy, reproduce or otherwise replicate for any purpose or in any manner whatsoever any documents containing the Confidential Information except to the extent necessary in connection with its use as envisaged under this Agreement.

For the avoidance of doubt, the Parties agree that the identity of the Target, any information related to the Target provided to CAT by Dyax, and the Status Report is the Confidential Information of Dyax.
8.2	The obligations referred to in Clause 8.1 above shall not extend to any Confidential Information which:

(a)	is or becomes generally available to the public otherwise than be reason of breach by a recipient Party of the provision of Clause 8.1;

Schedule 7 - Page 11

(b)
is known to the recipient Party and is at its free disposal (having been generated independently by the recipient Party or a Third Party in circumstances where it has not been derived directly or indirectly from the disclosing Party's Confidential Information prior to its receipt from the disclosing Party), provided that evidence of such knowledge is furnished by the recipient Party to the disclosing Party within twenty-eight (28) days of recipient of that Confidential Information;

(c)	is subsequently disclosed to the recipient Party without obligations of confidence by a Third Party owing no such obligations to the disclosing Party in respect of that Confidential Information;

(d)
is required by law to be disclosed (including as part of any regulatory submission or approval process) and then only when prompt written notice of this requirement has been given to the disclosing Party so that it may, if so advised, seek appropriate relief to prevent such disclosure, provided always that in such circumstances such disclosure shall be only to the extent so required and shall be subject to prior consultation with the disclosing Party with a view to agreeing on the timing and content of such disclosure.

8.3
No public announcement or other disclosures to Third Parties concerning the terms of this Agreement shall be made, whether directly or indirectly, by either Party (except confidential disclosures to professional advisors) without first obtaining the approval of the other Party and agreement upon the nature and text of such announcement or disclosure with the exceptions that:

(a)
a Party may disclose those terms which it is required by regulation or law to disclose, provided that it takes advantage of all provisions to keep confidential as many terms of this Agreement as possible; and

(b)
the Party desiring to make any such public announcement or other disclosure shall inform the other Party of the proposed announcement or disclosure in reasonably sufficient time prior to public release, and shall provide the other Party with a written copy thereof in order to allow such Party to comment upon such announcement or disclosure.  Each Party agrees that it shall cooperate fully with the other with respect to all disclosures regarding this Agreement to the U.S. Securities Exchange Commission, the UK Stock Exchange and any other comparable body including requests for confidential information or proprietary information of either Party included in any such disclosure.

9.           Indemnification

9.1
Dyax hereby indemnifies CAT and its Affiliates and their directors, officers, employees and agents and their respective successors, heirs and assigns (the "CAT Indemnitees") against any liability, damage, loss or expense (including attorneys fees and expenses of litigation) incurred by or imposed upon the CAT Indemnitees or any one of them in connection with any claims, suits, actions, demands or judgments by or in favour of any Third Party concerning any manufacture, use or sale of any Product by Dyax or any Dyax Sublicensee (or their sublicensee). In addition, each Dyax Sublicensee (or their sublicensee) shall indemnify the CAT Indemnitees against any liability, damage, loss or expense (including attorneys fees and expenses of litigation) incurred by or imposed upon the CAT Indemnitees or any one of them in connection with any claims, suits, actions, demands or judgments by or in favour of any Third Party concerning any manufacture, use or sale of any Product by such Dyax Sublicensee (or their sublicensee).

Schedule 7 - Page 12

9.2
CAT shall not be liable to Dyax and Dyax Sublicensee (or its sublicensee) in respect of any liability, loss, damage or expense (including attorneys fees and expenses of litigation) incurred or suffered by Dyax and Dyax Sublicensees (or its sublicensee) in connection with the manufacture, use or sale of any Products by Dyax and Dyax Sublicensees (or its sublicensee).

9.3
CAT gives no warranty or representation that the Antibody Phage Display Patents are, or will be, valid or that the exercise of the rights granted under this Agreement will not result in the infringement of patents of Third Parties.

10.           Infringement and Patent Prosecution

10.1
Dyax shall notify CAT promptly of any proceedings or applications for revocation of any of the Antibody Phage Display Patents emanating from a Third Party that comes to its notice or if a Third Party takes or threatens to take any proceedings for infringement of any patents of that Third Party by reason of Dyax's use or operation of the Antibody Phage Display Patents or manufacture, use or sale of the Products.  Dyax shall notify CAT promptly of any infringement of the Antibody Phage Display Patents by a Third Party which may come to its attention during the term of the Dyax Product Licence, except Dyax shall have no obligation to so notify CAT with respect to any infringement by an academic or not-for-profit entity which occurs by reason of such entity carrying out research activities provided such activities are, as far as Dyax is aware, not being carried out with a view to commercialising a product or otherwise for profit.

10.2
CAT shall have the sole right and responsibility, at its sole discretion and cost and with reasonable assistance from Dyax, to file, prosecute and maintain the Antibody Phage Display Patents and for the conduct of any lawsuits, claims or proceedings challenging the validity or enforceability thereof including, without limitation, any interference or opposition proceeding relating thereto in all countries.  For the avoidance of doubt, Dyax and Dyax Sublicensees will have the right to conduct any proceedings relating to its Product including any proceedings relating to product liability.

11.           Termination

11.1
Unless terminated under this Clause 11, this Agreement shall commence on the Commencement Date and shall terminate, on a country-by-country and Product-by-Product basis upon the last to expire of claims of an issued and unexpired patent within the Antibody Phage Display Patents (which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise) or (b) the date upon which no payments are due to CAT under Clause 6 of this Agreement, whichever occurs later.

Schedule 7 - Page 13

11.2	CAT shall have the right to terminate this Agreement in the event that:

11.2.1
Dyax or a Dyax Sublicensee (or its sublicensee) has not filed an IND for a Therapeutic Antibody Product, or a 510(k) or IDE for a Diagnostic Antibody Product within [*****] after the Commencement Date; provided however, that Dyax shall have the right to extend such period in annual increments by up to [*****], upon the following terms:

First Annual Extension	$[*****]
Second Annual Extension	$[*****]

In order for Dyax to be granted an extension under this Clause 11.2.1, the foregoing amounts must be received by CAT prior to the date of expiration.  All amounts received by CAT under this Clause 11.2.1 will be credited against any milestones and royalties that would otherwise be due to CAT under the terms of the Product License; or

11.2.2
Dyax or a Dyax Sublicensee (or its sublicensee) directly or indirectly opposes or assists any Third Party to oppose the grant of letters patent or any patent application within the Antibody Phage Display Patents, or disputes or directly or indirectly assists any Third Party to dispute the validity of any patent within the Antibody Phage Display Patents or any of the claims thereof.

11.3
In the event that either Party commits a material breach of any of its material obligations with respect to this Agreement, and such Party fails to remedy that breach within ninety (90) days after receiving written notice thereof from the other Party, that other Party may immediately terminate this Agreement upon written notice to the breaching Party.

11.4	Either Party may terminate this Agreement in its entirety by giving notice in writing to the other Party if any one or more of the following events happens:

(a)
the other Party has any distress or execution levied on the major portion of its assets (as determined by its balance sheet in accordance with GAAP) which is not paid out within thirty (30) days of its being levied;

(b)
the other Party calls a meeting for the purpose of passing a resolution to wind it up, or such a resolution is passed, or the other Party presents, or has presented, a petition for a winding up order, or presents, or has presented, a petition to appoint an administrator, or has an administrative receiver, or receiver, liquidator or other insolvency practitioner appointed over all or any substantial part of its business, undertaking, property or assets;

(c)
the other Party stops or suspends making payments (whether of principal or interest) with respect to substantially all of its debts or announces an intention to do so or the other Party suspends or ceases to carry on its business;

(d)
a secured lender to the other Party holding a security interest over the major portion of the tangible assets (as determined by its balance sheet in accordance with GAAP) of such other Party takes any steps to obtain possession of the property on which it has security or otherwise to enforce its security;

Schedule 7 - Page 14

(e)
the other Party suffers or undergoes any procedure analogous to any of those specified in Clause 11.4(a)-(d) above or any other procedure available in the country in which the other Party is constituted, established or domiciled against or to an insolvent debtor or available to the creditors of such a debtor.

12.           Consequences of Termination

12.1	Upon termination of this Agreement for any reason whatsoever:

(a)	the relationship of the Parties hereunder shall cease save as (and to the extent) expressly provided for in this Clause 12;

(b)
any sublicenses granted by Dyax in accordance with the terms of this Agreement will continue in force provided that such sublicensees are not in breach of the relevant sublicense and that each sublicensee agrees to enter into a direct agreement with CAT upon the terms of this Agreement;

(c)
Dyax shall immediately return or procure to be returned to CAT at such place as it directs and at the expense of Dyax (or if CAT so requires by notice to Dyax in writing, destroy) all CAT Know-How together with all copies of such CAT Know-How in its possession or under its control;

(d)
The following provisions shall survive expiration or termination of this Agreement: Clauses 7 (in relation to any accrued payment obligations of Dyax prior to termination or expiry), 8, 9, 12, 13 and 15; and

(e)
Expiry or termination of this Agreement shall not affect the rights and obligations of the Parties accrued prior to such expiry or termination including any accrued obligation for Dyax to make any payments under Clause 6.

13.           Dispute Resolution

13.1
Any dispute arising between the Parties relating to, arising out of or in any way connected with this Agreement or any term or condition thereof, or the performance by either Party of its obligations hereunder, whether before or after termination of this Agreement, shall be referred to the Chief Executive Officers of each of the Parties.  The Chief Executive Officers shall meet to resolve such deadlock within thirty (30) days of the date that the dispute is referred to them, at a time and place mutually acceptable to them.  Any dispute that has not been resolved following good faith negotiations of the Chief Executive Officers for a period of thirty (30) days shall be referred to and finally settled by binding arbitration in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association.  There shall be three (3) arbitrators, each Party to designate one arbitrator and the two Party-designated arbitrators to select the third arbitrator.  The Party initiating recourse to arbitration shall include in its notice of arbitration its appointment of an arbitrator.  The appointing authority, in the event a Party does not or the Parties do not appoint arbitrator(s), shall be the American Arbitration Association in [*****].  The place of arbitration shall be [*****]. The language to be used in the arbitration shall be English.  Any determination by the arbitration panel shall be final and conclusively binding.  Judgement on any arbitration award may be entered in any court having jurisdiction thereof.  Each Party shall bear its own costs and expenses incurred in the arbitration; provided that the arbitration panel may assess the costs and expenses of the prevailing Party, including reasonable attorneys fees, against the non-prevailing Party.

Schedule 7 - Page 15

14.           Notices

14.1
All notices, requests, demands and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given upon the date of receipt if delivered by hand, recognized international overnight courier, confirmed facsimile transmission, or registered or certified mail, return receipt requested, postage prepaid to the following addresses or facsimile numbers:

If to Dyax:	If to CAT:
Dyax Corp.	Cambridge Antibody Technology Limited
300 Technology Square	The Milstein Building
Cambridge, MA 02139	Granta Park, Cambridge
Attention: Chief Executive Officer	Cambridgeshire CB1 6GH
Facsimile: (617) 225-2501	United Kingdom
Attention: Company Secretary	Facsimile: 011-44-(0)1223 471472

Either party may change its designated address and facsimile number by notice to the other party in the manner provided in this Clause.

15.           Governing Law

15.1	This Agreement shall be governed by and construed in accordance with the laws of the [*****].

15.2
Save as provided in this Clause, the United Kingdom Legislation entitled the Contracts (Rights of Third Parties) Act 1999 will not apply to this Agreement.  No person, other than a CAT Indemnitee (as defined in Clause 9.1), who is not a Party to this Agreement (including any employee, officer, agent, representative or subcontractor of either Party) will have the right (whether under the Contracts (Rights of Third Parties) Act 1999 or otherwise) to enforce any term of this Agreement which expressly or by implication confers a benefit on that person without the express prior agreement in writing of the Parties which agreement must refer to this Clause, except that any Dyax Sublicensee shall have the right to enforce the provisions of Clause 12.1(b) of this Agreement and shall be a third party beneficiary for that purpose only.

Schedule 7 - Page 16

16.           Specific Performance

16.1
The parties agree that irreparable damage will occur in the event that the provisions of Clause 8 are not specifically enforced.  In the event of a breach or threatened breach of any such provisions, each Party agrees that the other Party shall, in addition to all other remedies, be entitled to temporary or permanent injunction, without showing any actual damage or that monetary damages would not provide an adequate remedy and without the necessity of posting any bond, and/or a decree for specific performance, in accordance with the provisions hereof.

17.           Assignment

17.1
This Agreement may not be assigned by either party without the prior written consent of the other party, except that either Party may assign the benefit and/or burden of this Agreement to any Affiliate of it or any Third Party, provided that such Affiliate or Third Party undertakes to the other Party to be bound by the terms of this Agreement. This Agreement shall inure to the benefit of and be binding upon the parties and their respective lawful successors and assigns.

18.           Compliance With Law

18.1
Nothing in this Agreement shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this Agreement and any statute, law, ordinance, or treaty, the latter shall prevail, but in, such event the affected provisions of the Agreement shall be conformed and limited only to the extent necessary to bring it within the applicable legal requirements.

19.           Amendment and Waiver

19.1
This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by both parties.  Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

20.           Severabi1ity

20.1
In the event that any provision of this Agreement shall, for any reason, be held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision hereof and the parties shall negotiate in good faith to modify the Agreement to preserve (to the extent possible) their original intent.

21.           Entire Agreement

21.1
This Agreement and the Amendment Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements or understandings between the parties relating to the subject matter hereof.

Schedule 7 - Page 17

SIGNED by
Adrian Kemp	)
General Counsel	)	/s/ Adrian Kemp
for and on behalf of	)	Authorised Signatory
CAMBRIDGE ANTIBODY	)
TECHNOLOGY LIMITED	)

SIGNED by	)
Ivana Magovcevic-Liebisch General Counsel and Executive Vice President of Administration	) ) )	/s/ Ivana Magovcevic-Liebisch
for and on behalf of	)	Authorised Signatory
DYAX CORP.	)
)
)

Schedule 7 - Page 18

Schedule 8
[RESERVED]

Schedule 9-A
 [*****]

Schedule 9-A - Page 1

Schedule 9-B

[*****]

Schedule 9-B - Page 1

Schedule 9-C

[*****]

Schedule 9-C - Page 1

Schedule 9-D

[*****]

Schedule 9-D - Page 1

Schedule 9-E

[*****]

Schedule 9-E - Page 1

Schedule 10-A
AFFIMED SUBLICENSE TERMS AND CONDITIONS

CAT hereby acknowledges and agrees that the Affimed Sublicense granted to CAT under Section 11.2(a) is subject to the following terms and conditions:

(a)           Nothing in this Agreement shall be deemed to grant CAT rights under the Affimed Patent Rights broader than the field and scope of the license granted to Dyax under the Affimed License; and nothing in this Agreement shall be deemed to grant CAT the right to (i) make, sell, offer for sale or import any composition of matter other than Products which would, but for the licenses granted herein, infringe a Valid Claim of the Affimed Patent Rights, or (ii) use any phage or phagemid library other than the Dyax Antibody Library;

(b)           The Affimed Sublicense shall be subject to the applicable terms and conditions of the Affimed License;

(c)           CAT agrees that, promptly after execution of this Agreement, Dyax shall deliver to Affimed only those relevant portions of this Agreement evidencing the sublicense granted hereunder is in compliance with the terms and conditions set forth in the Affimed License;

(d)           In the event that the Affimed License is terminated prior to its expiration for any reason, the Affimed Sublicense shall terminate; and

(e)           If CAT fails to comply with any terms and conditions set forth herein, the Affimed Sublicense shall automatically terminate.

Schedule 10-A - Page 1

Schedule 10-B
BIOSITE SUBLICENSE TERMS AND CONDITIONS

CAT hereby acknowledges and agrees that the Biosite Sublicense granted to CAT under Section 11.2(b) is subject to the following terms and conditions:

(a)                 CAT shall comply with the restrictions imposed by Biosite on any potential sublicensee under Section 2.2 of the Biosite License;

(b)                 Nothing in this Biosite Sublicense shall be deemed to grant CAT rights under the Biosite Patent Rights and Biosite Know-How Rights broader than the rights granted to the Dyax Antibody Library and the Dyax Patent Rights under this Agreement and such rights to the Biosite Patent Rights and Biosite Know-How are limited to use with the Dyax Antibody Library and Antibody Compounds as permitted by Clause 11.1 of the Agreement;

(c)                 CAT and its Affiliates shall not enforce (or attempt or purport to enforce) against Biosite or its Affiliates any patent that claims (or purports to claim) any process of, any composition for or any use of (i) Biosite Know-How Rights, provided that such Biosite Know-How Rights have been disclosed to CAT by Dyax, (ii) creating, constructing or producing immune libraries from immunized rodents for the purpose of phage display therefrom of antibodies or binding fragments thereof, or (iii) phage display of antibodies or binding fragments thereof, or (iv) selecting or producing antibodies or binding fragments thereof derived from such libraries.  The Biosite Sublicense shall automatically terminate upon any breach of this covenant, which shall survive any termination of the Biosite Sublicense;

(d)                 A signed copy of this Biosite Sublicense (with any provisions of the Agreement  reasonably deemed necessary by Dyax and Biosite) shall be provided to Biosite in order to confirm that Dyax has complied with Biosite’s restrictions on granting sublicenses contained in the Biosite License;

(e)                 In the event that the Biosite License be terminated early, the Biosite Sublicense shall also terminate; and

(f)                 The Biosite Sublicense shall not become effective until all of the conditions of this Schedule 10-B have been met.

The parties expressly acknowledge that the term of the Biosite Sublicense shall be coextensive with the term of the Agreement; provided, however, that the Biosite Sublicense is subject to early termination, upon written notice by Dyax to CAT, if the Biosite License terminates early for any reason.

Schedule 10-B - Page 1

Schedule 10-C
DOMANTIS SUBLICENSE TERMS AND CONDITIONS

CAT hereby acknowledges and agrees that the Domantis Sublicense granted to CAT under Section 11.2(c) is subject to the following terms and conditions:

(a)             Nothing in this Agreement shall be deemed to grant CAT rights under the Domantis Patent Rights broader than the field and scope of the license granted to Dyax under the Domantis License; and nothing in this Agreement shall be deemed to grant CAT the right to (i) make, sell, offer for sale or import any composition of matter other than Products which would, but for the licenses granted herein, infringe a Valid Claim of the Domantis Patent Rights, or (ii) use any phage or phagemid library other than the Dyax Antibody Library; and

(b)             CAT agrees that, promptly after execution of this Agreement, Dyax shall have the right to notify Domantis of this Agreement in compliance with the terms and conditions set forth in the Domantis License.

Schedule 10-C - Page 1

Schedule 10-D
GENENTECH SUBLICENSE TERMS AND CONDITIONS

CAT hereby acknowledges and agrees that the Genentech Sublicense granted to CAT under Section 11.2(d) is subject to the following terms and conditions:

(a)           CAT shall comply with the restrictions imposed by Genentech on any potential Genentech Sublicensee under Section 2.3 of the Genentech License;

(b)           Nothing in the Genentech Sublicense shall be deemed to grant CAT rights under the Genentech Patent Rights broader than the rights granted to the Dyax Antibody Library and the Dyax Patent Rights under the Agreement and such rights to the Genentech Patent Rights are limited to use with the Dyax Antibody Library and Antibody Compounds as permitted under Clause 11.1 of the Agreement;

(c)           A signed copy of this Genentech Sublicense (with any provisions of the Agreement reasonably deemed necessary by Dyax and Genentech) shall be provided to Genentech in order to confirm that Dyax has complied with Genentech’s restrictions on granting sublicenses contained in the Genentech License;

(d)           In the event that the Genentech License is terminated early, the Genentech Sublicense shall also terminate; and

(e)           The Genentech Sublicense shall not become effective until all of the conditions of this Schedule 10-D have been met.

The parties expressly acknowledge that the term of the Genentech Sublicense shall be coextensive with the term of the Agreement; provided, however, that the Genentech Sublicense is subject to early termination, upon written notice by Dyax to CAT, if the Genentech License terminates early for any reason.

Schedule 10-D - Page 1

Schedule 10-E
XOMA COVENANT TERMS AND CONDITIONS

As required by the XOMA Agreement, CAT acknowledge and agree that the XOMA Covenant is subject to the following provisions:

(a)
shall not extend to the use of the XOMA Expression Technology to make any amount of a Licensed Immunoglobulin or Product other than Research Quantities; provided, however, that this limitation shall not preclude the manufacture, in commercial quantities, of a Licensed Immunoglobulin discovered using the XOMA Expression Technology in accordance with this Agreement when produced in a production system other than a prokaryot;

(b)	CAT agrees that the "first sale" doctrine does not apply to any Disposition of Transferred Materials;

(c)
CAT shall Dispose of Transferred Materials only to a Third Party who otherwise meets the definition of a Dyax Collaborator under the XOMA Agreement and who executes a written agreement in which its undertakes all of the obligations set forth herein, provided, however, that this Section (c) shall not apply to the Disposition of any Licensed Immunoglobulin hereunder ;

(d)
If CAT or any person or entity controlled by CAT contests the validity or enforceability of any of the XOMA Patent Rights hereunder, XOMA shall have the right to terminate (or cause Dyax to terminate) all of the rights hereby granted to CAT under the XOMA Patent Rights;

(e)
CAT acknowledges and agrees that nothing in this Agreement or this Schedule 10-E shall be construed as a release or waiver of past, present or future infringement of the XOMA Patent Rights by CAT acting outside the scope of this Agreement nor as a release from Dyax from any claim of infringement of the XOMA Patent Rights nor as any right to release any Third Party from any claim of infringement under the XOMA Patent Rights;

(f)
CAT acknowledges and agrees that the XOMA Covenant shall not extend to infringement of the XOMA Patent Rights arising out of making or the means or methods used to make any amount of a Licensed Antibody or Product other than those quantities of Antibody reasonably required for Research and Development purposes; provided, however, that Dyax or CAT shall be permitted to make or have made any Licensed Antibody by any means of its selection other than those which otherwise infringe a Valid Claim of the XOMA Patent Rights;

(g)
CAT acknowledges and agrees that the XOMA Covenant shall become void and without effect as to CAT if CAT fails to materially discharge or comply with any terms of this Agreement with respect to the XOMA Patent Rights;

(h)	CAT acknowledges and agrees that the XOMA Covenant is personal to Dyax and CAT and cannot be assigned or transferred;

Schedule 10-E - Page 1

(i)	CAT agrees that Dyax shall have the right to deliver to XOMA a written report which shall specify the name, address and contact person for CAT; and

(j)
In the event of the termination of the XOMA Agreement by Dyax, the licenses and rights granted to Dyax and CAT under the XOMA Agreement shall survive.  In the event of the termination of the XOMA Agreement by XOMA, the licenses and rights granted to Dyax and CAT under the XOMA Agreement shall terminate; and

(k)	XOMA shall be an intended third party beneficiary with respect to the foregoing provisions..

CAT and Dyax agree that capitalized terms used in this Schedule 10-E that are not defined in the Agreement shall have the meanings given to them under the XOMA Agreement.

Schedule 10-E - Page 2